SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement                     [   ] Soliciting Material Under Rule 14a-12
[   ] Confidential, For Use of the
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials

ROGERS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Rogers Corporation, a Massachusetts corporation, will be held on Friday, May 3, 2013, at 10:30 a.m., local time, at the Hyatt Harborside Hotel at Logan International Airport, 101 Harborside Drive, Boston, Massachusetts 02128 for the following purposes:

1.
To elect eight members of the Board of Directors for the ensuing year: Michael F. Barry, Charles M. Brennan, III, Bruce D. Hoechner, Gregory B. Howey, Carol R. Jensen, William E. Mitchell, Robert G. Paul, and Peter C. Wallace.

2.	To vote on a non-binding advisory resolution to approve the executive compensation as disclosed in the accompanying proxy statement for the meeting.
3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2013.
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 5, 2013, the record date fixed by the Board of Directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting electronically over the Internet or by telephone or by dating, signing, and returning your proxy card in the pre-addressed, postage-paid return envelope (which will be provided to those shareholders who request to receive paper copies of these materials by mail), or by returning your voting instruction card to your broker. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is exercised. The proxy is solicited by the Board of Directors of Rogers Corporation.

We cordially invite you to attend the meeting.

Directions to the Annual Meeting of Shareholders can be obtained by contacting the office of the Vice President and Secretary at 860-779-5566.

By Order of the Board of Directors

Robert M. Soffer, Vice President and Secretary

March 20, 2013

Proxy Statement Table of Contents
Proposal 1: Election of Directors	2
Nominees For Director, Director Qualifications And Experience	2
Stock Ownership of Management	4
Beneficial Ownership of More Than Five Percent of Rogers Stock	5
Corporate Governance Practices	6
Board of Directors	7
Director Independence	7
Board Leadership Structure	7
Board Diversity	8
The Board’s Role In Risk Oversight	8
Meetings Of Certain Committees	8
Directors’ Compensation	11
Audit Committee Report	13
Executive Compensation	14
Executive Summary	14
Compensation Discussion and Analysis	15
Executive Compensation Philosophy, Principles And Pay Elements And Mix	15
Fiscal Year 2012 Compensation Components And Decisions For Neos	19
Change In Control Protection, Severance And Perquisites	22
Other Compensation Policies	23
Our Prior Say-On-Pay Vote	23
Risk Mitigation Provisions	23
Tax And Accounting Considerations	24
Compensation and Organization Committee Report	24
Summary Compensation Table	25
All Other Compensation For Fiscal Year 2012	26
Grants Of Plan Based Awards For Fiscal Year 2012	27
Additional Information Regarding The Summary Compensation Table And Awards In The Grants Of
Plan-Based Awards For Fiscal Year 2012	28
Outstanding Equity Awards At End Of Fiscal Year 2012	29
Option Exercises And Stock Vested For Fiscal Year 2012	31
Pension Benefits At End Of Fiscal Year 2012	32
Non-Qualified Deferred Compensation At End Of Fiscal Year 2012	34
Potential Payments On Termination Or Change In Control	35
Post Termination Table	39
Proposal 2: Vote on a Non-Binding Advisory Resolution to Approve Executive Compensation	41
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	42
Related Party Transactions	43
Section 16(a) Beneficial Ownership Reporting Compliance	44
Proposals of Shareholders	44
Solicitation of Proxies	44
“Householding” of Proxy Materials	44
Communications with Members of the Board of Directors	45
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be
Held on May 3, 2013	45
Availability of Certain Documents	45

One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605
Proxy Statement

We are providing you with this proxy statement and proxy card (either in paper copy or electronically via the Internet) in connection with the solicitation of proxies by the Board of Directors of Rogers Corporation (“Rogers,” “Company,” “Registrant,” “we” or, when used in the possessive form, “our”) for the Annual Meeting of Shareholders to be held on Friday, May 3, 2013, at 10:30 a.m., local time, at the Hyatt Harborside Hotel at Logan International Airport, 101 Harborside Drive, Boston, Massachusetts 02128.

If you are a shareholder of record as of the close of business on March 5, 2013, you are entitled to vote at the meeting and any adjournment thereof. As of that date, 17,069,001 shares of Rogers’ capital stock (also referred to as common stock), $1 par value per share, were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Secretary of Rogers, by executing a proxy with a later date, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted) or by attending and voting at the meeting.

We are furnishing proxy materials to our shareholders on the Internet, rather than mailing a paper copy of the materials (including our 2012 annual report) to each shareholder, unless you have requested us to send you a paper or electronic mail copy. We have adopted this procedure pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper or electronic mail copy of these proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received the Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. Distribution of the Notice to shareholders is scheduled to begin on or about March 20, 2013. If your shares are held by a brokerage firm, dealer or other similar organization, the Notice or proxy materials, as applicable, are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card.

Under the rules and practices of the New York Stock Exchange (“NYSE”), if you hold shares through a broker, your broker is permitted to vote your shares only on certain routine matters in its discretion even if the broker does not receive instructions from you. An example of such a routine matter is the proposal to ratify the appointment of an independent registered public accounting firm. Other than this ratification proposal, none of the matters to be voted on at the meeting are considered to be a routine matter for this purpose. Therefore, you are strongly encouraged to vote.

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote on a matter at the meeting is necessary to constitute a quorum with respect to that matter. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Neither abstentions nor broker “non-votes” will be considered votes properly cast favoring or opposing a matter.

Because the outcome of each of the proposals with respect to the non-binding advisory resolution to approve executive compensation and the ratification of the appointment of the independent registered public accounting firm will be based on the votes properly cast and favoring or opposing each of these proposals, neither abstentions nor broker “non-votes” will have any effect upon the outcome of voting with respect to these proposals.

With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or for or withheld as to any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the eight highest numbers of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of voting in the election of directors.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Shareholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to such matter in accordance with the judgment of the persons named as proxies.

Proposal 1: Election of Directors

The directors of Rogers are elected annually by shareholders and hold office until the next Annual Meeting of Shareholders and thereafter until their successors are chosen and qualified. The Board of Directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the Board of Directors may recommend. All of the nominees are currently directors of Rogers and were elected to their present term of office at the 2012 Annual Meeting of Shareholders.

NOMINEES FOR DIRECTOR, DIRECTOR QUALIFICATIONS AND EXPERIENCE

Michael F. Barry, 54, has been a Director of the Company since June of 2010. Mr. Barry currently is a member of the Board of Directors (since September of 2008) and its Chairman since May of 2009 of Quaker Chemical Corporation and he has been Quaker’s Chief Executive Officer and President since October of 2008. Mr. Barry has held a number of positions with Quaker since 1998, including Chief Financial Officer, Vice President and Global Industry Leader – Industrial Metalworking and Coatings, and Senior Vice President and Managing Director – North America. By serving in a variety of leadership and executive positions with Quaker, Mr. Barry has gained experience in accounting, finance, financial reporting, risk assessment, industrial marketing and services, organizational development, global organizations, governance, strategic planning, corporate development, research and development and manufacturing. This extensive and varied business experience is a valuable resource to the Rogers’ Board of Directors and its management.

Charles M. Brennan, III, 71, has been a Director of the Company since 2005. Mr. Brennan is the retired Chairman and Chief Executive Officer of the MYR Group Inc. (1989 to 2000). From 1974 to 1988 Mr. Brennan worked for Gould Inc. as: a member of the Board of Directors (1983 to 1988); Senior Vice President and Chief Financial Officer (1980 to 1988); Managing Director of ITE N.V., a European industrial group in which Gould had a 46% interest (1976 to 1979); Group Vice President Latin America (1978 to 1980); and Treasurer (1974 to 1976). Mr. Brennan is also a Director of Dycom Industries, Inc. By serving in such executive and leadership positions Mr. Brennan has gained valuable experience in business operations as well as in accounting, finance, financial reporting, risk assessment, corporate development, manufacturing, global operations, strategic planning, organizational development and corporate governance. Rogers’ Board of Directors and management benefit from Mr. Brennan’s extensive international business experience, financial background and his experience as a former Chief Executive Officer of a New York Stock Exchange listed firm.

Bruce D. Hoechner, 53, has been a Director of the Company since October 2011, when he became Rogers’ President and Chief Executive Officer. From October 2009 until he joined the Company, Mr. Hoechner was based in Shanghai, People’s Republic of China and served as President, Asia Pacific Region, of The Dow Chemical Company’s Advanced Materials Division. From January 2007 through October 2009, Mr. Hoechner held the positions of Corporate Vice President and Asia Pacific Regional General Manager for Rohm and Haas Company. Mr. Hoechner has many years of broad leadership experience across numerous geographies, businesses and functions in the specialty chemicals industry with particularly strong international business expertise. For over ten years of his career he lived and worked in Asia—Singapore, Thailand and most recently, Shanghai. His Asian assignments were first with Rohm and Haas Company, for whom he worked for 28 years, and then The Dow Chemical Company after its acquisition of Rohm and Haas in 2009. He has also led a number of specialty chemical global business units which had wide-ranging operations in Europe, North America, Latin America and Asia.

Gregory B. Howey, 70, has been a Director of the Company since 1994. Mr. Howey acquired Okay Industries, Inc. in March of 1990 and served as President until March 1, 2011, and currently serves as Chairman. Okay Industries, a private company, is a contract manufacturer of metal components and sub-assemblies for the medical device, automotive, general industrial and firearms and defense industries. Mr. Howey served on the Board of Directors of American Financial Holdings, a public bank holding company (2000-2003). Until June 1989, he had been Executive Vice President of Insilco Corporation, at that time a Fortune 500 company, and in that position gained extensive experience in operations, acquisitions and divestures. The Company’s Board of Directors and its management benefit from the knowledge and experience acquired by Mr. Howey during his long and successful business career.

Carol R. Jensen, PhD, 60, has been a Director of the Company since 2006. Ms. Jensen is currently President and Principal Partner in Lightning Ranch Group, a privately held group of companies in ranching, real estate, technology consulting, and aviation. She has previously served as a director of the Microelectronic Computer Corporation and the American Chamber of mCommerce - Denmark. She previously held positions at The Dow Chemical Company (as Vice President of Research & Development of Performance Chemicals 2001-2004); 3M Corporation (an Executive Director of Research & Development 2000- 2001, Managing Director of 3M Denmark 1998-2000, and Technical Director of 3M’s Electronic Products business 1990-1998)

and IBM Corporation (various research, development, marketing and strategic corporate positions 1979-1990). She was also an adjunct professor of Chemistry at the University of Texas, Austin (1991-1994). In these positions she gained experience in the electronics and Internet industries, the chemical and materials industry, and in research, marketing, development, manufacturing, sales, international business, governance and executive management. This technical background and experience make Ms. Jensen a valuable member of the Company’s Board of Directors and an important resource to its management.

William E. Mitchell, 69, has been a Director of the Company since 1994 except between April of 2007 and May of 2008 when he did not serve as a Director of the Company because of other business commitments. Mr. Mitchell is the Managing Partner of Sequel Capital Management, LLC, a private equity firm that he founded. He was Chairman of the Board of Directors of Arrow Electronics, Inc., from 2006 to 2009, and President and Chief Executive Officer of Arrow Electronics, Inc. from 2003 to 2009. Mr. Mitchell was Executive Vice President of Solectron Corporation and President of Solectron Global Services, Inc., from 1999 to 2003. Other current directorships are Brown-Forman Corporation, Humana Incorporated and Spansion Inc. Mr. Mitchell’s qualifications and skills include global business leadership and operations experience, financial expertise, global sales and marketing experience, and experience with global supply chain and distribution strategies for industrial and consumer goods. This business experience is valuable to the Board of Directors and management of Rogers.

Robert G. Paul, 71, has been a Director of the Company since 2000. Mr. Paul is the former President of the Base Station Subsystems Unit of Andrew Corporation, from which he retired in March 2004. From 1991, through July 2003, he was President and Chief Executive Officer of Allen Telecom Inc. which was acquired by Andrew Corporation during 2003. Mr. Paul joined Allen Telecom in 1970 where he built a career holding various positions of increasing responsibility including Chief Financial Officer. Mr. Paul also serves on the Board of Directors for Comtech Telecommunications Corp. and Kemet Corporation. The Company’s Board of Directors and management benefits from Mr. Paul’s extensive experience in the communications industry, one of the primary market segments into which the Company sells its products. Mr. Paul’s strong financial background adds accounting expertise to the Board’s activities. In addition, Mr. Paul’s experience running a public company with markets throughout the world and manufacturing plants in Europe, Asia and the Americas provides a strong fit with Rogers’ global markets and operations.

Peter C. Wallace, 58, has been a Director of the Company since June of 2010. Mr. Wallace served as President and Chief Executive Officer, and a Director of Robbins & Myers, Inc. from July of 2004 until February of 2013. Prior to joining Robbins & Myers, he was President and Chief Executive Officer of IMI Norgren Group from October 2001 to July 2004. Mr. Wallace is also a Director of Applied Industrial Technologies, Inc. Mr. Wallace’s career has included senior functional roles in application engineering, sales, marketing, and international operations before becoming the Chief Executive Officer of multinational corporations. This broad and extensive experience is valuable to Rogers’ Board of Directors and to management.

The biographical information on this page and the immediately preceding page identifies the primary experience, qualifications, attributes and skills of the eight nominees for director. This information was used by the Board of Directors in making its nomination decision.

J. Carl Hsu, a current director, is retiring from the Board of Directors when his term expires on the date of the Company’s 2013 Annual Meeting of Shareholders.

Vote Required and Recommendation of the Board of Directors

Directors will be elected by a plurality of the votes properly cast. This means those nominees receiving the eight highest numbers of votes at the Annual Meeting of Shareholders will be elected, even if such votes do not constitute a majority of the votes properly cast. Abstentions and broker non-votes will not have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” the election of the above named nominees to the Board of Directors.

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers’ capital stock as of March 5, 2013, by each of the current members of the Board of Directors, the named executive officers (“NEOs”) listed in the “Summary Compensation Table” on page 25, and by all current directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

	Beneficial Ownership
Number of	Percent of
Name of Person or Group	Shares (1)	Class (2)
Michael F. Barry	6,800	*
Charles M. Brennan, III	29,942	*
Robert C. Daigle (3)	149,316	*
Jeffrey M. Grudzien	58,066	*
Bruce D. Hoechner (3)	17,615	*
Gregory B. Howey	59,255	*
J. Carl Hsu	19,015	*
Carol R. Jensen (3)	21,967	*
Dennis M. Loughran	88,950	*
William E. Mitchell	23,140	*
Robert G. Paul	46,246	*
Luc Van Eenaeme	96,676	*
Peter C. Wallace	6,800	*
All Directors and Executive Officers as a Group (19 Persons) (1)	909,122	5.1

*	Less than 1%.
(1)
Represents the total number of currently owned shares and shares acquirable within 60 days of March 5, 2013, through the exercise of stock options and as otherwise noted. Shares acquirable under stock options exercisable within 60 days for each individual are as follows (last name/number of shares): Brennan/13,612; Daigle/127,216; Grudzien/49,483; Howey/24,750; Hsu/4,500; Jensen/10,679; Loughran/79,765 (includes 20,984 shares that become exercisable should he retire within 60 days of March 5, 2013 and 2,465 shares of time-based restricted stock units which would be acquired should he retire 60 days from March 5, 2013); Mitchell/13,349; Paul/22,500; Van Eenaeme/78,500; and the group of 19 individuals/639,324 which also includes 54,734shares that would become exercisable should certain optionees retire within 60 days of March 5, 2013. The 639,324 share amount referenced in the preceding sentence also includes 8,745 time-based restricted stock units that vest should the grantees elect to retire within 60 days of March 5, 2013.

(2)
Represents the percent ownership of total outstanding shares of capital stock, based on 17,069,001 shares of common stock outstanding as of March 5, 2013, and on an individual or group basis those shares acquirable by the respective directors and executive officers within 60 days of March 5, 2013, through the exercise of stock options and the acquisition of certain time-based restricted stock units.

(3)	Messrs. Daigle and Hoechner and Ms. Jensen own, respectively: 5,556; 4,055; and 11,288 shares included above as to which investment and voting power is shared with their spouses.

Beneficial Ownership of More Than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership as of December 31, 2012 of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based upon filings by each such person with the SEC on Schedule 13G (including amendments) under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and dispositive power with respect to the shares listed below.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class (1)

Wellintgon Management Company, LLP (2)
280 Congress Street
Boston, MA 02210	1,330,409	7.8

BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	1,250,920	7.3

Frontier Capital Management Co., LLC (3)
99 Summer Street
Boston, MA 02110	1,231,512	7.2

Vanguard Group, Inc. (4)
100 Vanguard Blvd.
Malvern, PA 19355	980,058	5.7

Daruma Asset Management, Inc. (5)
80 West 40th Street, 9th Floor
New York, NY 10018	932,138	5.5

(1)	Based on 17,069,001 shares outstanding as of the record date, March 5, 2013.
(2)
Wellington Management Company, LLP, a registered investment adviser, reports it has shared voting power with respect to 1,091,453 of the shares listed above and shared dispositive power with respect to all of the shares listed above.

(3)
Frontier Capital Management Co., LLC, a registered investment adviser, reports it has sole voting power with respect to 772,482 of the shares listed above and sole dispositive power with respect to all of the shares listed above.

(4)
The Vanguard Group, Inc., a registered investment adviser, reports it has sole voting with respect to 22,681of the shares listed above and shared dispositive power with respect to 22,081 of the shares listed above and sole dispositive power with respect to 957,977 of the shares listed above.

(5)
Each of Daruma Capital Management, LLC, a registered investment adviser, and Mariko O. Gordon, report having shared voting power with respect to 369,729 of the shares listed above and shared dispositive power with respect to 932,138 of the shares listed above.

Corporate Governance Practices

Rogers has long subscribed to sound corporate governance practices. Such basic principles are summarized here.

·
The Board of Directors is elected by and is accountable to the shareholders. Its primary purpose is to oversee management and to assure that the long-term interests of the shareholders are being served.

·	All directors stand for election annually.

·
The Board of Directors has adopted a retirement policy for directors, which is set forth in Rogers’ Corporate Governance Guidelines, under which directors may not be nominated for election after age 72 unless the Board deems it advisable to do so.

·
The Board of Directors has determined that eight of its nine current directors, representing a substantial majority of the Board, are independent. Rogers’ Corporate Governance Guidelines require that a majority of the Board be independent under NYSE listing requirements but also state that it is the Board of Directors’ goal (but not a requirement) that at least two-thirds of the directors be independent.

·
The standing committees of the Board of Directors consist solely of independent directors. The charters of all of the committees of the Board of Directors are approved by the entire board and clearly establish committee responsibilities.

·
The Audit Committee has sole responsibility for selecting, engaging, evaluating and terminating Rogers’ independent registered public accounting firm. The Audit Committee also has full responsibility for determining the independent registered public accounting firm’s compensation and oversees and evaluates Rogers’ internal audit function. The Audit Committee has four members whom the Board of Directors has determined are “audit committee financial experts” as defined under Item 407 of Regulation S-K as well as under the rules of the New York Stock Exchange.

·
The non-management directors (all of whom currently are independent) regularly meet in executive session and there is an independent “Lead Director” who is responsible for presiding over such meetings.

·
The Board of Directors annually evaluates its own performance. Each of the board committees conducts an annual self-evaluation of its respective performance. These evaluations are overseen by the Nominating and Governance Committee.

·	The Board of Directors annually reviews a strategic plan and a one-year operating plan that is linked to strategic objectives.

·
The Compensation and Organization Committee of the Board of Directors evaluates the performance of the President and Chief Executive Officer (“CEO”) and determines his compensation. The Board of Directors as a whole oversees succession planning with respect to the President and CEO as well as other senior management positions.

·	Directors have complete access to all levels of management and also are provided with opportunities to meet with members of management on a regular basis.

·
The complete Corporate Governance Guidelines are available both on Rogers’ website, http://www.rogerscorp.com/cg/index.aspx, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Board of Directors

DIRECTOR INDEPENDENCE

Under the listing standards of the NYSE, the Board of Directors is required to affirmatively determine which of its directors are independent based in part on the absence of any direct or indirect material relationship between the Company and the director. The Board has adopted the following categorical standards, which are also contained in the Rogers Corporation Corporate Governance Guidelines available on Rogers’ website, www.rogerscorp.com/cg/, to assist it in determining director independence in accordance with the NYSE’s independence standards:

•
If a Rogers’ director (other than a member of the Audit Committee) receives direct or indirect annual compensation or other benefits (other than board and committee fees) from Rogers, such amount should not exceed $30,000;

•
If a Rogers’ director is an executive officer of another company that does business with Rogers, the annual sales to, or purchases from, Rogers should be less than 1% of the revenues of the company he or she serves as an executive officer;

•
If a Rogers’ director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, the total amount of either company’s indebtedness to the other should be less than 1% of the total consolidated assets of the company he or she serves as an executive officer; and

•
If a Rogers’ director serves as an officer, director or trustee of a charitable organization, Rogers’ discretionary charitable contributions to the organization should be less than 1% of that organization’s total annual charitable receipts. (Rogers’ matching of employee charitable contributions will not be included in the amount of Rogers’ contributions for this purpose.)

The Board of Directors has affirmatively determined that all of the current directors other than Mr. Hoechner satisfy these standards and do not otherwise have any direct or indirect material relationship with Rogers other than (1) serving as a director and a board committee member, (2) receiving related fees as disclosed in this proxy statement under “Directors’ Compensation” and (3) having beneficial ownership of Rogers’ securities as disclosed in this proxy statement under “Stock Ownership of Management”. Because they also satisfy the other independence requirements of the NYSE listing standards, the following directors are independent thereunder: Michael F. Barry, Charles M. Brennan, III, Gregory B. Howey, J. Carl Hsu, Carol R. Jensen, William E. Mitchell, Robert G. Paul and Peter C. Wallace.

BOARD LEADERSHIP STRUCTURE

Rogers Corporation is led by Bruce D. Hoechner who has served as the Company’s President and CEO since October of 2011. The Company’s bylaws provide that unless otherwise provided by the directors, the President and CEO shall preside, when present, at all meetings of shareholders and (unless a chairman of the Board of Directors has been appointed and is present) of the directors. If a chairman of the Board of Directors is appointed, he or she shall preside at all meetings of the Board of Directors at which he or she is present. Currently, there is no chairman of the Board as during the last twenty years the Board has selected only recently retired, or soon to be retired, Presidents and CEOs of the Company to serve in this capacity. The Company’s Board currently has eight independent members and one non-independent member, Mr. Hoechner. There is an independent Lead Director whose responsibilities include presiding at executive sessions of the non-management directors (all of whom are independent), providing periodic feedback to the President and CEO, reviewing board agendas and being a person whom shareholders can contact should they wish to communicate with the Board. Other independent directors also provide input for board agendas. Independent directors hold executive sessions without management present as frequently as they deem appropriate, and generally such an executive session is held at each in-person, regularly scheduled board meeting. The Board currently has three standing committees - (1) audit, (2) compensation and organization, and (3) nominating and governance. Each such committee is comprised solely of independent directors, with each of the three committees having a separate chairperson who participates in the development of committee agendas. We believe that this leadership structure has worked well for the Company because it is combined with a compatible board culture and a board with typically only eight to ten members. Such a board culture creates an environment in which there are candid disclosures by management about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters. This is also an environment in which senior managers are able to express their own opinions. The current leadership structure and board culture provide sufficient flexibility to address varying issues as conditions change.

BOARD DIVERSITY

As set forth in its Corporate Governance Guidelines, Rogers endeavors to have a board with diverse experience at policy-making or strategic-planning levels in business or in other areas that are relevant to the Company’s activities. The Nominating and Governance Committee does not have a formal policy with respect to diversity in identifying or selecting nominees for Rogers’ Board, but in evaluating nominees, the committee assesses the background of each candidate in a number of different ways, including how the individual’s qualifications complement, strengthen and enhance those of existing board members as well as the future needs of the Board. During the Board’s annual self-evaluation, and at other times during the year, the directors assess the Board’s performance and ways in which such performance can be improved.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board has an active role as a whole, and also at the committee level, in overseeing management of the Company’s risks. The entire Board receives regular reports from management concerning areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. Although the Board as a whole is responsible for overseeing the Company’s risk management, each Board committee is responsible for evaluating the risks associated with its area of responsibility and discussing its findings and making recommendations to the Board.

The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are prudent based on the Company’s strategy and the current business environment. While the Board oversees the Company’s risk management, the Company’s senior management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

MEETINGS OF CERTAIN COMMITTEES

Board of Directors

The Rogers’ Board of Directors held nine meetings during 2012. The Board of Directors currently has three standing committees, an Audit Committee, a Compensation and Organization Committee and a Nominating and Governance Committee. With the exception of J. Carl Hsu, all directors attended at least 75% in the aggregate of the meetings held in 2012 of the Board and the committees on which each such director served during his or her tenure as Board and committee members. The Rogers’ Corporate Governance Guidelines provide that all directors are expected to attend the annual meeting of shareholders absent an unavoidable conflict. With the exception of J. Carl Hsu and Eileen S. Kraus, all of the members of the Board of Directors then serving attended the 2012 Annual Meeting of Shareholders. Mme. Kraus did not attend pursuant to her retirement from the Board upon the expiration of her term on May 4, 2012.

While traveling from Asia to the United States for the purpose of attending the May 2012 Directors’ meetings and annual meeting of shareholders, Mr. Hsu became ill. As a result, he did not attend any of these meetings and was also unable to attend any subsequent meetings of the Board of Directors or its committees in 2012.

The Rogers’ Board of Directors adopted a set of Corporate Governance Guidelines, which set forth information pertaining to director qualifications and responsibilities, as well as other corporate governance practices and policies. These guidelines are available both on Rogers’ website, www.rogerscorp.com/cg/, and in print to shareholders along with the charters of the Audit, Compensation and Organization, and Nominating and Governance Committees. See “Availability of Certain Documents” in this proxy statement.

Meetings of Non-Management Directors

The Board holds regularly scheduled sessions for the non-management directors of the Company (all of whom are independent) without management present. These meetings are presided over by the Lead Director. The non-management directors may meet without management present at other times as determined by the Lead Director. On May 4, 2012, Mr. Mitchell was appointed Lead Director for a one year term. Currently, the non-management directors of the Company are Messrs. Barry, Brennan, Howey, Hsu, Mitchell, Paul and Wallace, and Mme. Jensen. Any interested party who wishes to make their concerns known to the non-management directors may contact the Lead Director or the non-management directors as a group, in writing at Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, Attn: Lead Director.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, held six meetings in 2012. The Audit Committee’s responsibilities, which are set forth in a written charter adopted by the Board, include appointing, terminating, evaluating, and setting the compensation of the independent registered public accounting firm of Rogers; meeting with the independent registered public accounting firm to review the scope, accuracy and results of the audit; and making inquiries as to the adequacy of Rogers’ accounting, financial and operating controls. On May 4, 2012, Mr. Brennan was appointed chairperson and Mr. Barry, Mme. Jensen, Mr. Mitchell and Mr. Paul were appointed members of this committee. The Board of Directors has determined that each of these individuals is “independent” in accordance with the NYSE’s listing standards and the rules and regulations of the SEC and related federal law. In addition, the Board of Directors has also determined that Messrs. Barry, Brennan, Mitchell and Paul are “Audit Committee Financial Experts” in accordance with the standards established by the SEC and all of the Audit Committee members are financially literate. The agenda for meetings of the Audit Committee is determined by its chairperson with the assistance of management. The Audit Committee’s charter is available both on Rogers’ website, http://www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Compensation and Organization Committee

The Compensation and Organization Committee held nine meetings in 2012. During 2012, the Compensation and Organization Committee was comprised of non-management directors, who were each: (i) independent as defined under the NYSE listing standards and as determined by the Board of Directors, (ii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. On May 4, 2012, Mr. Paul was appointed chairperson and Mr. Howey, Mr. Hsu, Mme. Jensen and Mr. Wallace were appointed members of this committee.

The Board has adopted a charter for the Compensation and Organization Committee, which is available both on Rogers’ website, http://www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Compensation and Organization Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

•	develop performance goals and objectives, including corporate goals and objectives, for the President and CEO;
•	evaluate the performance of the President and CEO;
•
establish the base salary, incentive compensation and any other compensation for the President and CEO and review and approve the President and CEO’s recommendations for the compensation of all other executive officers;

•	approve and monitor Rogers’ management incentive and equity compensation plans, retirement and welfare plans and discharge the duties imposed on this committee by the terms of those plans;
•	periodically review and make recommendations regarding compensation for non-management directors; and
•
review the Company’s organizational development activities including development and succession plans for the executive officers and, as appropriate, general programs for professional and leadership development throughout the Company.

During committee meetings at which compensation actions involving the President and CEO are discussed, Mr. Hoechner does not participate in the discussions if the committee so chooses. As President and CEO, Mr. Hoechner recommends compensation decisions involving the other executive officers and discusses these recommendations and related issues with the Compensation and Organization Committee. During committee meetings at which compensation actions involving executive officers are discussed, Mr. Hoechner has taken an active part in the discussions.

The agenda for meetings of the Compensation and Organization Committee is determined by its chairperson with the assistance of management. Compensation and Organization Committee meetings are regularly attended by the President and CEO and certain other members of management and various advisors. At each meeting, the Compensation and Organization Committee has the opportunity to meet in executive session. The Compensation and Organization Committee’s chairperson reports the committee’s recommendations and decisions on executive compensation to the full Board of Directors. When appropriate these reports and related discussions are conducted in executive session, without management present.

The committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. In 2004, the committee engaged Pearl Meyer & Partners LLC (“PM&P”) to serve as its compensation consultant. While serving as the committee’s compensation consultant, PM&P advised the committee on the structure of executive officer compensation programs, which includes the design of incentive plans and the forms and mix of compensation. Specifically, PM&P provided advice to the compensation committee with respect to adjusting salary levels and granting incentive award opportunities and equity grants in February 2012.

Beginning in May, 2012, the committee began an external review of compensation consulting services, including conducting a request for proposals process and interviewing several compensation consulting firms. In October 2012 the committee engaged Pay Governance LLC as its new compensation consultant. Pay Governance LLC was asked to provide possible alternatives for executive compensation design changes and executive compensation benchmarking information. Pay Governance LLC provides to the Company only consulting services for executive and director compensation. PM&P did not recommend or set specific pay levels for the company’s executive officers. As was the case with PM&P, Pay Governance LLC works for and reports directly to the committee, not the Company’s management, with respect to executive compensation matters. Neither the work performed by PM&P or Pay Governance LLC raised any conflict of interest.

Nominating and Governance Committee

The Nominating and Governance Committee held four meetings in 2012. This committee has functions that include developing and recommending to the Board of Directors criteria for board and committee membership, identifying candidates for directors, reviewing their qualifications, and making recommendations to the Board of Directors about who should serve as directors, overseeing Rogers’ corporate governance policies and practices, developing and recommending to the Board of Directors corporate governance guidelines and, at least yearly, overseeing a review of the performance of the Board of Directors and its committees. On May 4, 2012, Mr. Wallace was appointed chairperson and Messrs. Barry, Brennan, Howey and Hsu were appointed members of this committee. The Board of Directors has determined that each member of this committee is “independent” in accordance with the NYSE’s listing standards. The agenda for meetings of the Nominating and Governance Committee is determined by its chairperson with the assistance of management. The Nominating and Governance Committee charter is available both on Rogers’ website, www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Nominating and Governance Committee will consider nominees for director recommended by shareholders if such recommendations for director are submitted in writing to the Vice President and Secretary of Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188. At this time, no additional specific procedures to propose a candidate for consideration by the Nominating and Governance Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the Board of Directors, have been adopted as Rogers believes that the procedures currently in place will continue to serve the needs of the Board and shareholders.

DIRECTORS’ COMPENSATION

Directors who are employees of Rogers receive no additional compensation for their services as directors. The Compensation and Organization Committee periodically reviews non-management director compensation policies with the assistance of its compensation consultant. In 2012, compensation for non-management directors consisted of an annual retainer and meeting fees (“Fees Earned or Paid”) and equity awards as described below.

The table below shows the total compensation earned by our non-management directors during 2012. Each component of director compensation is summarized following the table.

Name	Fees Earned or Paid (1)	Deferred Stock Unit Awards (2)	Total
Michael F. Barry	$52,500	$85,000	$137,500
Charles M. Brennan, III	$65,500	$85,000	$150,500
Gregory B. Howey	$57,717	$85,000	$142,717
J. Carl Hsu	$41,750	$85,000	$126,750
Carol R. Jensen	$56,702	$85,000	$141,702
Eileen S. Kraus (3)	$24,736	--	$24,736
William E. Mitchell	$61,750	$85,000	$146,750
Robert G. Paul	$71,000	$85,000	$156,000
Peter C. Wallace	$58,533	$85,000	$143,533

(1)	Includes the annual retainer and meeting fees, which were all paid in cash for 2012. Directors may elect to defer such fees pursuant to a non-qualified deferred compensation plan.
(2)
The fair value of Deferred Stock Unit Awards is the same as the compensation cost realized in Rogers’ financial statements because all Deferred Stock Units awarded to directors are immediately vested as of the award date. Each May 4, 2012 Deferred Stock Unit Award was for 2,200 units and the fair value of the shares underlying each award on the grant date was $85,000.

(3)	Ms. Kraus retired from the Board on May 4, 2012 and hence was not granted a Deferred Stock Unit Award in 2012.

Annual Retainer

Non-management directors earned a minimum annual retainer of $35,000 in 2012 if they served on the Board for a full year. The Lead Director and the chairperson of each board committee earned an additional annual retainer amount in 2012 as follows: (i) Lead Director (Mr. Mitchell) - $15,000; (ii) Audit Committee Chairperson (Mr. Brennan) - $10,000; (iii) Compensation and Organization Committee Chairperson (Mr. Paul) - $7,500; (iv) Nominating and Governance Committee Chairperson (Ms. Kraus, January 1, 2012 – May 4, 2012, $1,717); (Mr. Wallace, May 5, 2012 – December 31, 2012, $3,283). Each of the aforementioned committees was in existence for the full year, while the Finance Committee and the Safety and Environment Committee were eliminated by the Board on May 4, 2012. The additional annual retainer amounts for the chairpersons of these two committees were as follows: (i) Finance Committee Chairperson (Mr. Howey) - $1,717 and (vi) Safety and Environment Committee Chairperson (Mme. Jensen) - $1,202. The annual retainer is pro-rated for non-management directors who serve for only a portion of the year and is normally paid in June and December.

Meeting Fees

Directors received $1,500 for each board meeting attended in 2012. Committee chairpersons received $1,500 for each committee meeting attended and other committee members received $1,000 for each committee meeting attended. Fees for telephonic meetings were reduced by 50%. Meeting fees are paid in cash unless Rogers’ stock compensation is elected.

Deferred Stock Unit Awards

Deferred Stock Unit Awards were granted to non-management directors on May 4, 2012. These full-year awards were for 2,200 units each, which are fully vested. The stock subject to these awards is regularly scheduled to be issued on June 4, 2013, which is the 13-month anniversary of the grant date unless the individual elected to defer the receipt of these shares until at least June 4, 2018. No stock options were granted to non-management directors in 2012.

Perquisites and Reimbursable Expenses

Rogers does not provide its non-management directors with any additional benefits and/or perquisites. Rogers does reimburse its directors for expenses associated with attending any board or committee meetings and attending certain other meetings in their capacity as board or committee members. The Directors’ Education and Training Allowance Policy was established to provide reimbursement to non-management directors for the reasonable costs to attend education and training programs, as well as membership fees in any appropriate organizations, in all such cases reflective of the director’s duties to the Board, the director’s background and experience, and developments relevant to corporate governance and to the Company’s operations up to a maximum of $10,000 during any two year period.

Modifications in Directors’ Compensation for 2013

During 2012, a review was conducted by the Compensation and Organization Committee’s outside consultant and it found that the total pay for the Company’s directors was below the median of its peers and other companies of similar size. Based on this review, the Board of Directors made two changes to the director compensation program. On December 13, 2012, the Board of Directors approved an increase in the basic full year annual retainer for each non-management Director from $35,000 to $40,000. This increase was effective as of January 1, 2013. In addition, the dollar value used to calculate the amount of Deferred Stock Units for each non-management Director’s full year annual award was increased from $85,000 to $100,000. This increase will be effective for those Deferred Stock Unit Awards made immediately after the 2013 annual meeting of Rogers shareholders. The additional annual retainer amounts paid to committee chairpersons and the Lead Director, as well as meeting fee amounts, will remain unchanged.

AUDIT COMMITTEE REPORT

The Audit Committee oversees and monitors the Company’s financial reporting process and systems of internal accounting and financial controls on behalf of the Board of Directors. In fulfilling these responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”). The Audit Committee discussed with Ernst & Young LLP, Rogers’ independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed its independence with Ernst & Young LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in the Annual Report for filing with the Securities and Exchange Commission.

As stated in the Audit Committee charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for determining that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for conducting an audit of our annual financial statements in accordance with the standards of the PCAOB. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

Audit Committee:    Charles M. Brennan, III, Chairperson
Michael F. Barry, Member
Carol R. Jensen, Member
William E. Mitchell, Member
Robert G. Paul, Member

Executive Compensation

EXECUTIVE SUMMARY

Business Performance

Rogers is a global enterprise that provides our customers with innovative solutions and industry leading products in a variety of markets, including portable communications, communications infrastructure, consumer electronics, mass transit, automotive, defense and clean technology. Our current focus is on three megatrends that we believe will fuel the future growth of our Company – growth of the internet, expansion of mass transit, and investment in clean technology. During 2012, under the direction of our management team, led by our new President and CEO, Bruce Hoechner, we implemented several programs designed to streamline our organization and rationalize our cost structure to become a more effective, profitable organization that is focused on customer needs, with efficient manufacturing capabilities and an empowered workforce.

In fiscal year 2012, Rogers reported net sales of $498.8 million as compared to $548.3 million in fiscal year 2011. A material factor impacting our results was the slowdown of capital infrastructure spending in mass transit, wind energy, and industrial motor drive markets, particularly in Europe and China, as governments cut spending in these areas due in part to the economic situations in these regions.

Our Executive Compensation Philosophy

The Company’s executive compensation philosophy is to attract, retain, and motivate the most talented and dedicated executives possible in order to achieve outstanding business performance and shareholder value at a reasonable cost. The Company’s approach to executive compensation takes into account the cyclical nature of the Company’s business. This approach is based on creating an executive pay structure that can be maintained during down cycles while rewarding executives with generally above market total cash and equity compensation when justified by business results and individual performance.

Summary of 2012 Key Compensation Matters

Long-Term Incentive

Our executive officers who received performance-based restricted stock units in 2010 earned the maximum share payout. The following performance during the 2010 – 2012 performance period resulted in this payout:

•	12.2% compounded annual growth rate (“CAGR”) in sales
•	24.5% CAGR in diluted earnings per share (“EPS”)
•	6.1% free cash flow as a percentage of sales

Short-Term Incentive

Named executive officers (“NEOs”) whose Annual Incentive Compensation Plan (“AICP”) awards were exclusively based on overall Company performance did not earn a bonus for fiscal year 2012. However, certain NEOs with divisional performance responsibilities earned an AICP award for fiscal year 2012.

Other Important Matters

The Compensation and Organization Committee has closely reviewed market practices for executive compensation and made several changes over the last few years – highlights include:

•	Shifting to a more balanced portfolio approach using a mix of different types of equity incentives
•	Adopting a compensation recovery policy (also known as compensation claw-back policy)
•	Removing automatic vesting on change in control with respect to all equity awards granted after 2008
•
Amending our change in control protection (i) to remove evergreen provisions, (ii) to remove pension and savings make whole benefits and automobile benefits and (iii) to condition severance benefits to non-compete obligations

•	Structuring the annual AICP to allow for payments to our President and CEO to be tax deductible

•	Eliminating grandfathered rights to receive a payment of pension restoration benefits upon an adverse change in our financial health
•	Eliminating tax gross-up payments for employment taxes assessed on pension restoration benefits

We do not have employment agreements for our U.S.-based executives that guarantee any level of compensation. Severance policies generally apply to all of our U.S.-based employees. Change in control protection is limited to amounts that do not result in golden parachute payments for tax purposes. Change in control protection is based on a double trigger philosophy – namely, a change-of-control plus a qualifying involuntary termination of employment is required before benefits are paid.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the 2012 compensation program for our NEOs listed in the “Summary Compensation Table” on page 25. During fiscal 2012, these individuals were:

Bruce D. Hoechner, President and Chief Executive Officer
Dennis M. Loughran, Vice President, Finance and Chief Financial Officer (“CFO”)
Robert C. Daigle, Sr. Vice President and Chief Technology Officer
Jeffrey M. Grudzien, Vice President, Advanced Circuit Materials Division
Luc Van Eenaeme, Vice President and Managing Director Rogers Europe

This CD&A also describes the material elements of our executive compensation program during fiscal 2012. It also provides an overview of our executive compensation philosophy and principles. Finally, it analyzes how and why the Compensation and Organization Committee, referred to in this CD&A below as the “Committee,” arrived at the specific compensation decisions for our executive officers, including our NEOs, for fiscal 2012, including the key factors that the Committee considered in determining their compensation.

This CD&A is divided into the following sections:

•	Executive Compensation Philosophy, Principles and Pay Elements & Mix
•	Fiscal Year 2012 Compensation Components and Decisions for NEOs
•	Change in Control Protection, Severance and Perquisites
•	Other Compensation Policies
•	Our Prior Say-On-Pay Vote
•	Risk Mitigation Provisions
•	Tax and Accounting Considerations

The Committee directs and oversees our executive compensation program. A detailed discussion of the Committee’s structure, roles and responsibilities and related matters can be found under the heading “Compensation and Organization Committee” on page 9.

The Committee believes that the Company is acting in a manner that is consistent with its compensation philosophy. The Committee also believes that its pay mix and competitive positioning for our NEOs are reasonable so that NEOs are appropriately rewarded for creating shareholder value, achieving operational success, and making individual contributions.

EXECUTIVE COMPENSATION PHILOSOPHY, PRINCIPLES AND PAY ELEMENTS AND MIX

Compensation Philosophy

As noted above, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. We believe that our executive compensation program provides an appropriate balance between salary and incentive compensation as well as an appropriate balance between risk and reward so that such compensation practices are strongly aligned with the long-term interests of our shareholders. Generally, the types of compensation and benefits provided to the NEOs are also provided to other executive officers.

Compensation Principles

The Committee applies the following core principles in structuring the compensation of its NEOs:

•	Provide a simple program design which is easy to communicate, understand and is motivational
•	Provide a strong link between incentive compensation and corporate profitability
•	Provide the opportunity for a meaningful equity position for executives leading them to manage from an owner’s perspective balanced with the long-term strategy of the business
•	Provide an appropriate reward for executives when they deliver significant shareholder returns over a long period of time
•	Provide a total rewards package designed to be competitive with other size-appropriate companies in the technology and technology equipment industry

Pay Elements & Mix For 2012

Consistent with our executive compensation philosophy and core principles, a significant portion of executive compensation is variable and performance related. The key elements of our annual executive compensation program are:

Base Salaries – to provide a secure base of compensation in an amount that recognizes the NEOs role and responsibility, as well as his/her experience, job performance and contributions.

Short-Term Incentive Compensation – to motivate and reward NEOs to achieve annual financial objectives that align with the overall business strategy. Our short-term incentive compensation provides a cash payment tied to our annual performance as compared to pre-established internal performance targets for sales and diluted EPS.

Long-Term Incentive Compensation – to retain the continued services of our NEOs over a period of time, align their rewards with long-term shareholder returns and encourage stock ownership. For 2012, our long-term incentive compensation was provided in the form of:

•	Performance-Based Restricted Stock Units, which can be earned over a three-year performance period based on growth in sales, diluted EPS and free cash flow as a percentage of net sales
•	Time-Based Restricted Stock Units, which vest based on continued service with Rogers and also reflect the value of our stock price
•	Stock Options, which vest based on continued service with Rogers and also reflect the value of our stock price

Mr. Hoechner joined Rogers in October 2011 and a significant portion of his long-term incentive compensation was awarded in 2011 as part of his new hire agreement. The remainder of these long-term incentive (equity inducement) awards i.e., $250,096 in performance share units, were granted in 2012 and are reflected in the pay mix chart below:

Notes to Target Pay Mix Chart:

(1)	Base Salary is the annual rate in effect as of March 26, 2012
(2)	Short-Term Incentive Compensation reflects the 2012 target annual cash-based incentive
(3)	Long-Term Incentive Compensation reflects the grant date fair values for all 2012 equity awards

* The above pay mix is extant during Mr. Hoechner’s new hire period and is not reflective of the anticipated typical pay mix for him going forward. Going forward, Mr. Hoechner’s target pay mix would approximate: 27% Base Salary, and 73% incentive compensation; comprised of 23% short-term incentive and 50% long-term incentive.

The target pay mix for our other NEOs during 2012 with respect to these elements of pay under our annual executive compensation program reflects our executive compensation philosophy. For our other NEOs (excluding the CEO), over sixty percent (60%) of the key elements of their annual compensation was tied to variable performance-related pay as illustrated in the following chart:

Notes to Target Pay Mix Chart:

(1)	Base Salary is the annual rate in effect as of March 26, 2012
(2)	Short-Term Incentive Compensation reflects the 2012 target annual cash-based incentive
(3)	Long-Term Incentive Compensation reflects the grant date fair values for all 2012 equity awards

We also provide our NEOs with the following additional benefits:

•	Section 401(k) and health and welfare benefits on substantially the same terms and conditions as they are provided to most of our other employees
•	A non-qualified unfunded deferred compensation plan that allows executives to defer salary and bonus and receive matching contributions on deferred amounts in a cost effective tax-advantaged basis
•	Severance and change-in-control protection to increase retention and mitigate potential conflicts of interest when NEOs perform their duties in light of a potential change in control transaction

Rogers also maintains a tax-qualified defined benefit pension plan (the “Pension Plan”) and a non-qualified unfunded pension plan (the “Pension Restoration Plan”) that is primarily designed to restore pension benefits that cannot be provided under the tax-qualified defined benefit pension plan. Salaried U.S. employees hired after December 31, 2007 are not eligible to participate in these pension plans, including our current President and CEO. As of December 31, 2012, three of our NEOs, Messrs. Loughran, Daigle and Grudzien, continue to accrue benefits under these plans, and the combined amounts of their accruals in the “Summary Compensation Table” on page 25 for 2012 were $392,843. A detailed description of the Pension Restoration Plan with a listing of the present value of accumulated benefits accrued by each NEO under these plans as of December 31, 2012, is set forth in the “Pension Benefits at End of Fiscal Year 2012” section starting on page 32.

Market Analysis

The Committee regularly reviews and considers two sources of compensation information, a comparator company group and survey data, for the purpose of obtaining a general understanding of current executive compensation practices.

For our President and CEO and the CFO, the Committee uses both the comparator company group and survey data. This group of comparator companies consists of U.S. public companies in the electronics equipment industry that, in the aggregate, the Committee determined (in consultation with management and its prior compensation consultant, Pearl Meyer & Partners) reflects the labor market in which Rogers competes for executive talent. The Committee believes using a comparator company group and appropriate and relevant survey data provides a useful method to understand the executive talent market.

For 2012, the comparator company group remained unchanged and included the following 14 U.S. public companies with median revenue of approximately $530 million compared to Rogers’ revenue of $498.8 million for fiscal year 2012, and a median market capitalization of approximately $560 million compared to Rogers’ market capitalization of $824 million as of December 2012.

Brooks Automation, Inc.	Electro Scientific Industries, Inc.	Methode Electronics
Cognex Corporation	FEI Co.	Photonics, Inc.
Coherent Inc.	Hutchinson Technologies, Inc.	Radisys Corp.
COHU, Inc.	Kulicke & Soffa Industries	Rofin Sinar Technologies Inc.
CTS Corporation	Littelfuse, Inc.

Selecting the comparator company group is challenging, as many companies that compete with Rogers with similar products and services are either privately-owned, quite small, or are divisions of much larger corporations. For these reasons, their compensation data is either not publicly available or not relevant. The Committee’s selection of the comparator company group attempts to select companies that have a similar global presence and complexity of multiple global manufacturing operations, are within an appropriate range of revenue (both larger and smaller), hire employees with similar skills and experience as Rogers and are generally in the electronics equipment manufacturing industry. Survey data provides general executive compensation market practice information and helps address the challenge of finding appropriate comparator companies for all positions. Also, the structure of our organization is somewhat different than other organizations and our executive positions do not precisely match typical market positions. Some executives are responsible for multiple roles and/or business units that are difficult to match to the market. The comparator company group is within the Global Industry Classification Standard (“GICS”) code 4520 (Technology Hardware and Equipment). The Committee also relied on compensation data from technology and general industry surveys, selected and compiled by Pearl Meyer & Partners. Survey and comparator company group data are averaged to develop a market composite of the data for comparison purposes for the President and CEO and the CFO. The compensation for all other NEOs is compared to survey data only. The Committee believes using a comparator company group and appropriate and relevant survey data is a reasonable method to understand the executive talent market in which Rogers must compete.

Setting Compensation

Base salary, short-term incentives and long-term incentives were compared to a broad range of compensation data from the survey data and the Company’s comparator company group (in the case of the President and CEO and the CFO). The Committee, after considering all of the market information and the President and CEO’s recommendations for the NEOs, uses its discretion in determining each NEO’s base salary and short and long-term incentives. It is intended that total short-term and long-term incentive compensation opportunities can provide value at a range above the 50th percentile of the comparator company group and survey data as a means of providing strong incentives for excellent performance.

Other Factors Influencing Compensation

In general, the Committee intends that each compensation component should be competitive in the marketplace. At the same time, the Company recognizes that the costs of the compensation program impact Rogers’ financial performance. Consistent with balancing these objectives, short and long-term incentives are all normally heavily weighted on improving financial results over the previous year so as to provide the executive with performance-based compensation when the shareholders receive added value. The Committee may determine that it is appropriate, in addition to competitive market practices, to adjust compensation for NEOs considering individual factors and the NEO’s position. Factors usually considered with respect to our NEOs consist of the following: assessment of the individual’s total relevant job experience, time in the position, job content and performance, strategic investment in individuals deemed critical to retention and leadership succession plans, annual salary budget, internal value of the position/role in the organization as compared to other roles, general Company results compared to the annual plan, reactions to changes in the business environment during the year, contributions to the overall corporate performance as a member of the leadership team, development of the employees in their organization, contribution to the achievement of the Company’s goals, growth, innovation, increasing revenue and profitability, and increasing shareholder value, compensation compared to the overall market data and practices, overall leadership and employee satisfaction within their organization, contribution to the strategic and annual planning process, and the level of collaboration and cooperation consistent with our other executive officers. The Committee does not assign specific weights to any of these criteria. The Committee strongly believes in engaging the most dedicated and talented executives in critical functions and this may entail negotiations with potential new hire executives who have significant compensation packages in place with their current employer.

FISCAL YEAR 2012 COMPENSATION COMPONENTS AND DECISIONS FOR NEOS

Base Salary

The Committee reviewed the base salaries of our NEOs in 2012. Based on the considerations described earlier, the Committee adjusted the base salaries for our NEOs effective March 26, 2012 as follows:

		2011	2012	Total
Name	Title	Annualized	Annualized	Percentage
		Base Salary	Base Salary	Increase

Dennis M. Loughran	Vice President, Finance and CFO	$304,148	$316,400	4.0%

Robert C. Daigle	Sr. Vice President and Chief	$301,340	$313,400	4.0%
	Technology Officer

Jeffrey M. Grudzien	Vice President, Advanced Circuit	$224,848	$265,018	17.9%
	Materials Division (1)

Luc Van Eenaeme	Vice President and Managing	$296,799	$306,958	3.4%
	Director Rogers Europe (2)

(1)	Mr. Grudzien was promoted from VP, Sales & Marketing to his current position on December 5, 2011.
(2)	Using 2012 year-end currency exchange rate of 1.32 USD per Euro

Bruce D. Hoechner, Rogers’ current CEO, joined the Company effective October 3, 2011 and his initial rate of annual salary was set at $460,018 and remained at this level for 2012.

The actual amount of salary earned by all of the Company’s NEOs during 2012 is shown in the “Summary Compensation Table” on page 25. These increases reflect changes in job responsibilities and are in line with the total increase budget of 4.0% for the Company.

Short-Term Incentive Compensation

We provide short-term incentive compensation under our Annual Incentive Compensation Plan or AICP. The AICP is a cash-based, pay-for-performance annual incentive plan that applies to all NEOs as well as managers and professionals selected by the President and CEO who directly affect Rogers’ profitability. Annual incentives are designed to increase the amount of total annual cash compensation that is at risk as the person achieves higher levels of responsibility. It is designed to share the benefits of significant financial performance and provide pay that is reasonably competitive with the comparator company group and/or survey data when performance at target is achieved. Actual bonus payouts are based on actual performance achievement for the year.

The target awards for each NEO under the AICP for 2012, expressed as a percentage of base salary, are listed on page 28. The actual amounts earned by our NEOs under the AICP for 2012 are reported in the “Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation” on page 25. Decisions on short-term incentives do not impact any other decisions regarding any other element of executive compensation. However, the Committee does recognize that actual AICP award opportunities affect potential payments under the Officer Special Severance Agreements upon a Change in Control and supplemental pension benefits for certain grandfathered executives under the Rogers Corporation Amended and Restated Pension Restoration Plan.

The Committee set the following performance goals with respect to diluted EPS and net sales for 2012 in order to receive payment at the threshold performance level (25% of the target award), the target performance level (100% of the target award) and the maximum performance level (200% of the target award) with respect to overall company performance:

Annual Incentive Compensation Plan For 2012 - Performance Goals

Performance Level	EPS (50% Weighting)	Net Sales ($M) (50% Weighting)

Actual (0% payment)	Actual $1.10	Actual $504,059
Threshold (25% payment)	$2.35 (Same Performance as 2011 Results)	$554,047 (Same Performance as 2011 Results)
Target (100% payment)	$2.78 (18 % Increase Over 2011 Results)	$603,911 (9% Increase Over 2011 Results)
Maximum (200% payment)	$3.06 (30% Increase Over 2011 Results)	$637,154 (15% Increase Over 2011 Results)

The Committee believed that only twenty-five percent (25%) of the target award should be earned for simply duplicating 2011’s results, and that a significant enhancement over 2011 results should be required to receive the target award for 2012. We did not meet the required performance threshold and, as a result, no AICP payment was earned for overall Company performance by any NEO. However, Mr. Grudzien and Mr. Van Eenaeme, who had additional divisional-based performance goals as part of their AICP, earned a partial award based on profit performance versus goals for the Advanced Circuit Materials Division (ACMD).

Mr. Grudzien’s and Mr. Van Eenaeme’s total AICP awards were earned exclusively on ACMD profit performance. Mr. Grudzien’s total target award of 45% of salary was weighted: 70% ACMD and 30% Overall Company performance. Mr. Van Eenaeme’s total target award of 40% of salary was weighted: 25% ACMD, 50% Overall Company and 25% Power Distribution Systems performance.

The ACMD portion was equally divided (50/50) between operating profit and net sales performance. ACMD Net Sales performance fell below the threshold of $167,993M resulting in a 0% payout. ACMD operating profit performance fell above the threshold level of $7,356M resulting in 79.9% payout.

Based on the ACMD performance described above, Mr. Grudzien received a payment of $33,346 which represents 28% of his AICP target (35% multiplied by 79.9%). Mr. Van Eenaeme received a payment of $11,468 which represents 10% of his AICP target payout (12.5% multiplied by 79.9%). The determination of Mr. Grudzien’s and Mr. Van Eenaeme’s AICP payout amounts are set forth in the table below:

AICP Award Based on ACMD Performance

				Individual Award Calculation
				Mr. Grudzien		Mr. Van Eenaeme
	ACMD Performance			70% ACMD Weighting		25% ACMD Weighting
	Profit ($M)	Net Sales ($M)	Achievement	Award % split	Payout %	Award % split	Payout %
Performance Level	(50% weighting)	(50% Weighting)	(Payout %)
Actual Sales		$162,144	0.0%	35.0%	0.0%	12.5%	0.0%
Threshold (25% payment)	$7,356	$167,993
Actual Operating Profit	$10,642		79.9%	35.0%	28.0%	12.5%	10.0%
Target (100% payment)	$11,846	$183,767
Maximum (200% payment)	$14,614	$193,788

Long-Term Incentive Compensation

The Committee believes that long-term equity incentives should focus our executive officers on shareholder value creation through the long-term performance of the Company, as well as motivate them and retain their services in a competitive job market by providing significant long-term earnings potential. We use long-term equity incentives both as part of the annual compensation program for our executive officers and to address special situations as they may arise from time to time and on a case by case basis.

For 2012, the Committee granted long-term incentives in the following percentages to the NEOs (other than Mr. Hoechner who received performance-based restricted stock units in accordance with his offer letter):

•	Performance-Based Restricted Stock Units – 30%
•	Time-Based Restricted Stock Units – 30%
•	Stock Options – 40%

Grant information regarding each of the equity awards provided to our NEOs for 2012, including the number of covered shares, is set forth in both the “Grants of Plan Based Awards for Fiscal Year 2012” table on page 27 and the “Outstanding Equity Awards at End of Fiscal Year 2012” table on page 29.

Mr. Hoechner recommended to the Committee the total dollar value of the long-term incentive awards to these NEOs. Decisions on annual long-term incentive compensation awards do not impact any other decisions regarding any other element of executive compensation; however, they may affect potential benefits under the Officer Special Severance Agreements upon a Change in Control.

Performance-Based Restricted Stock Units

The Committee uses performance-based restricted stock units to emphasize various financial factors to drive long-term value.
The performance criteria for the 2012 performance-based restricted stock units are as follows:

•	the three year CAGR in net sales
•	the three year CAGR in diluted EPS
•	the three year average of each year’s free cash flow as a percentage of net sales

Each of these performance criteria is given equal weighting.

The Committee converts thirty percent of a NEO’s targeted long-term incentive dollar value into a number of target shares using the closing price per share of Rogers’ common stock on the grant date, rounding up to the nearest 10 shares. The dollar amount that was used in 2012 for this conversion was $41.27, based on the closing price per share of Rogers’s stock on February 9, 2012. Each NEO receiving performance-based restricted stock units may earn up to twice the target award if performance is achieved beyond target levels.

In February 2013, the Committee reviewed the Company’s performance with respect to the performance-based restricted stock units issued for the performance period beginning January 1, 2010 and ending December 31, 2012. After considering financial information that had been reviewed by our Audit Committee, the Committee determined that the NEOs had earned 200% of the target number of shares under these awards. Set forth below is a chart summarizing the calculation of the percentages used to determine the number of earned shares.

Performance-Based Restricted Stock Units for 2010 – 2012 Performance Period

	Sales		EPS		Free Cash Flow
	Growth	Achieved	Increase	Achieved	% Sales	Achieved
	3 Yr CAGR	Percentage	3 Yr CAGR	Percentage	3 Yr Avg	Percentage
Actual	12.2%	300%	24.5%	300%	6.1%	300%
Maximum	12%	300%	14%	300%	5%	300%
	10%	200%	12%	200%	4%	200%
Midpoint	8%	100%	10%	100%	3%	100%
	6%	50%	6%	50%	2.50%	50%
Threshold	3%	25%	3%	25%	2.25%	25%
	0%	0%	0%	0%	2%	0%

Each metric is weighted one-third and the total award is the sum of the three - up to 200% maximum Composite Payout Percentage.

The number of earned shares with respect to the 2010-2012 performance-based restricted stock units for each NEO is set forth in the “Option Exercises and Stock Vested” table on page 31.

Time-Based Restricted Stock Units

The Committee uses time-based restricted stock units to provide a long-term incentive vehicle that emphasizes retention. Annual time-based restricted stock units granted to our NEOs, which are subject to three year cliff vesting unless accelerated due to certain circumstances (see footnote (6) on page 31), require executives to remain continuously employed by the Company through the applicable vesting date. The value of time-based restricted stock units is tied to the price of the Company’s common stock and thus aligned with shareholder interests. For 2012, the Committee determined that having 30% of the total annual long-term incentive dollar value granted as time-based restricted stock units provided an appropriate retention incentive given the cyclical nature of the Company’s business. The target dollar value for the time-based restricted stock units is converted into a number of shares based on the closing price for our stock on the grant date, and rounded up to the nearest 10 shares. The dollar amount that was used in 2012 for this conversion was $41.27, based on our closing price per share on February 9, 2012.

Stock Options

Rogers has historically used stock options as a core part of its long-term incentive compensation program. The Committee and management believe that stock options, when used appropriately, align the interests of our NEOs with shareholders to increase our stock price. The exercise price for stock options is equal to the closing price of Rogers’ common stock on the date of the grant. The target dollar value for the stock options is converted into a number of options based on the Black-Scholes value for stock options on the grant date, as calculated by Pearl Meyer & Partners, and rounded up to the nearest 50 shares. The Black-Scholes value per share that was used in 2012 for this conversion was $18.75 for February 9, 2012.

CHANGE IN CONTROL PROTECTION, SEVERANCE AND PERQUISITES

Change in Control Protection and Severance

The Company provides Officer Special Severance Agreements to certain of its executive officers. These agreements provide for enhanced severance protection upon an executive’s involuntary termination of employment, whether by action of the Company without cause or by the executive due to constructive termination, during a three year period following a Change in Control. The purpose of these agreements is to reduce the risk that the possibility of a Change in Control will interfere with the continuing dedication of key executives to the Company. The Officer Special Severance Agreements prohibit the payment of “excess parachute payments” subject to the 20% excise tax under Section 4999 of the Internal Revenue Code which, if triggered, would result in a reduction of an executive’s severance payout. Estimates of the potential payments under the Officer Special Severance Agreements are set forth under “Potential Payments on Termination or Change in Control” beginning on page 35.

Separate from the Officer Special Severance Agreements, the NEOs based in the U.S. may become entitled to severance benefits prior to a Change in Control due to an involuntary termination of employment by the Company other than for cause. These benefits are provided under a severance policy generally applicable to all U.S. salaried employees that the Committee may modify from time to time. With respect to Mr. Van Eenaeme, his severance amounts are to be in accordance with Belgian labor law. Information on the specific terms and conditions of our U.S. severance policy, and modifications to the severance policy in the case of Mr. Hoechner, under his offer letter, as well as estimated severance to Mr. Van Eenaeme are set forth in the “Potential Payments on Termination or Change in Control” beginning on page 35.

The Committee does not consider amounts that may be payable under the Officer Special Severance Agreements or other severance benefits in setting any current compensation. However, the Committee does understand that changes to the elements of compensation do have an impact under the Officer Special Severance Agreements and its severance policy.

Perquisites

In order to attract and retain executive officers, the Committee has provided NEOs with a car reimbursement program administered by Corporate Reimbursement Services, Inc. Fixed and variable (for gas and mileage) reimbursement rates are calculated for each executive based on expected and actual costs. Other than this arrangement, Rogers does not provide any other perquisites to its NEOs. The total costs incurred for perquisites on behalf of the NEOs are set forth in the “All Other Compensation” table on page 26.

OTHER COMPENSATION POLICIES

Timing of Equity Grant Information

The Committee does not time the grant of equity-based awards around the disclosure of material non-public information. With the exception of grants to new hires and occasional awards to non-executive officers, equity awards are normally granted annually at the meeting of the Committee associated with our February meeting of the Board of Directors, which is when individual executive performance is reviewed and when base salary increases and AICP target awards are typically set for the year.

Stock Ownership Guidelines

NEOs are expected to use shares from equity awards, after satisfying the cost of acquisition and taxes, to accumulate a significant level of direct stock ownership. NEOs are expected to make steady progress towards reaching a voting stock ownership level of at least two times base salary no later than after completing ten years of service as an executive officer. Ten years was chosen as the target amount of time to attain this guideline because stock options, which have been the primary source of stock ownership, generally do not vest 100% until the fourth anniversary of the grant. Messrs. Daigle and Van Eenaeme meet the stock ownership guidelines. Messrs. Hoechner, Loughran and Grudzien have been in their executive officer positions with Rogers for less than two, seven and four years respectively, and all are making progress towards meeting our stock ownership guidelines. The Committee has taken into account the stock price on the ten year stock ownership guideline when making past awards and is flexible regarding when the NEO achieves the targeted stock ownership level based on the stock price.

Securities Trading Policy

Under Rogers’ securities trading policy, members of the Board of Directors, executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of Rogers’ securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to enhance compliance with all insider trading rules.

OUR PRIOR SAY-ON-PAY VOTE

At our previous annual shareholder’s meeting in May of 2012, we held a non-binding advisory shareholder vote on the compensation of our NEOs, commonly referred to as a Say-On-Pay vote. Our shareholders overwhelmingly approved the compensation of our NEOs, with approximately 98% of the total votes cast for or against voted in favor of our 2012 Say-on-Pay resolution. As we evaluated our executive compensation practices since that vote, we were mindful of the strong support our shareholders expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Committee decided to retain our general approach to executive compensation. We will hold annual non-binding advisory votes on executive compensation until at least the next required vote on the frequency of the non-binding advisory vote on executive compensation.

RISK MITIGATION PROVISIONS

The Committee has taken steps in the design of the Company’s compensation programs, including those programs covering our NEOs, to mitigate the potential of inappropriate risk taking by the Company’s employees. The Company uses a mix of incentive compensation designed to balance an appropriate level of risk taking against the long-term growth objectives of the Company. The AICP and the performance-based restricted stock unit award opportunities have provisions that place a ceiling on the maximum payment. The Committee has the discretion to reduce or eliminate the bonus of any participant in the AICP. The Board of Directors adopted a Compensation Recovery Policy that enables the Board of Directors to recover any compensation earned or paid to an executive officer from any financial result or operational objective that was impacted by a NEO’s misconduct. It became effective on January 1, 2010. A copy of our Compensation Recovery Policy can be found on our website: www.rogerscorp.com/cg/.

TAX AND ACCOUNTING CONSIDERATIONS

Income Tax Considerations

In making compensation decisions, the Committee considers the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) disallows an income tax deduction to any publicly-held corporation for compensation paid to certain executive officers that exceeds $1 million in any taxable year, unless the remuneration meets certain requirements to be considered “performance-based.”

Some compensation paid to our NEOs may or may not be deductible under Section 162(m). While stock options are structured in a manner that is intended to qualify as “performance-based,” other elements of our executive compensation program, such as time-based restricted stock units and certain AICP payments, can potentially be limited by the Section 162(m) deduction limitation.

The Committee does not believe that the possible loss of any income tax deductions is likely to have a material negative financial impact on the Company. The Committee also believes that it is important to retain the flexibility to have programs that do not meet all of the requirements of Section 162(m). The Committee will continue to monitor the issue of deductibility, and adjust our executive compensation program to secure tax deductions to the extent that it believes such result is consistent with the principles underlying our executive compensation philosophy.

Accounting Considerations

Our stock-based compensation awards are accounted for under U.S. Generally Accepted Accounting Principles (“US GAAP”). US GAAP rules require us to calculate the grant date “fair value” of our equity awards using a variety of assumptions. This calculation is reported in the compensation tables below, even though our NEOs may never realize any value from these awards. US GAAP rules also typically require companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a recipient is required to render service in exchange for the option or other award.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K, with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Mr. Hsu, a member of the Compensation and Organization Committee, was unable to participate in the Committee’s review and discussion of the Compensation Discussion and Analysis due to illness.

Respectfully Submitted:         Robert G. Paul, Chairperson
Gregory B. Howey, Member
Carol R. Jensen, Member
Peter C. Wallace, Member

Summary Compensation Table

The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company by the following executive officers during the year ended December 31, 2012: (i) the Company’s President and CEO, (ii) the Company’s CFO, and (iii) the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2012.

						Non-Equity	Change in
				Stock	Option	Incentive Plan	Pension	All Other
Name and	Years	Salary	Bonus	Awards	Awards	Compensation	Value	Compensation
Principal Position	Covered	(1)		(3)	(4)	(5)	(6)	(7)	Total

Bruce D. Hoechner	2012	$460,018		$250,096		$0	$0	$46,143	$756,257
President and Chief	2011	$115,005	$220,000	$800,280	$404,840	$0	$0	$9,430	$1,549,555
Executive Officer

Dennis M. Loughran	2012	$313,573		$225,334	$153,520	$0	$86,459	$22,824	$801,710
VP, Finance and Chief	2011	$301,448		$195,392	$129,340	$152,774	$39,151	$24,863	$842,968
Financial Officer	2010	$290,480		$75,433	$248,041	$384,277	$38,594	$16,894	$1,053,719

Robert C. Daigle	2012	$310,617		$225,334	$153,520	$0	$206,312	$25,147	$920,930
Sr. Vice President	2011	$298,028		$195,392	$129,340	$174,024	$33,395	$28,370	$858,549
and Chief Technology	2010	$279,470		$75,433	$248,041	$389,586	$58,070	$17,746	$1,068,346
Officer

Jeffrey M. Grudzien	2012	$260,383		$180,763	$122,816	$33,346	$100,072	$40,682	$738,062
Vice President
Advanced Circuit
Materials Division

Luc Van Eenaeme (8)	2012	$306,958	$25,337(2)	$180,763	$122,816	$11,468	$0	$20,450	$667,792
VP and Managing
Director Rogers Europe

(1)	Reflects actual base salary amounts earned for the 2012 fiscal year.
(2)	Represents Mr. Van Eenaeme’s special bonus in 2012 for his Curamik Electronics GmbH assignment.
(3)
Reflects the aggregate grant date fair value of the performance-based restricted stock units and time-based restricted stock units for each listed year. The performance-based restricted stock units are based on the probable outcome (as of the grant date) of the performance conditions applicable to those grants. For this purpose, the probable outcome was considered to be the compensation cost over the performance period that would have resulted if the Company achieved target performance during the performance period. The 2010 - 2012 performance period had a 200% payout – for a discussion of the performance goals and actual performance that resulted in this payment, see page 21. The time-based restricted stock units reported above are based on the closing price of Rogers’ stock on the grant date. There can be no assurance that the performance-based restricted stock units granted in 2011 and 2012 or the time-based restricted stock units granted in 2012 will ever be earned or that the value of these awards as earned will equal the amounts disclosed above as the probable outcome. The stock price assumption used to calculate the compensation cost is disclosed in Footnote 13 of the Company’s 2012, 2011 and 2010 Form 10-K.

(4)
Reflects the aggregate grant date fair value of the stock option awards to the NEOs for each listed year. Rogers determines the fair value using the Black-Scholes option pricing model. The assumptions used to calculate the fair value are disclosed in Footnote 13 of the Company’s 2012, 2011 and 2010 Form 10-K. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the fair value.

(5)	Reflects amounts earned under AICP for each listed year. Mr. Hoechner did not receive an opportunity to earn an AICP award for 2011 as he joined Rogers in October 2011.
(6)
Reflects the aggregate change in the accumulated present value of each NEO’s accumulated benefit under the Pension Plan and Pension Restoration Plan for each listed year. Mr. Hoechner and Mr. Van Eenaeme are ineligible to participate in the Pension Plan and Pension Restoration Plan. Information regarding the calculation of these amounts can be found under the “Pension Benefits at End of Fiscal Year 2012” table beginning on page 32.

(7)	Reflects the total amount of All Other Compensation reported in the “All Other Compensation for Fiscal Year 2012” table set forth on page 26.
(8)	Using 2012 year-end currency exchange rate of 1.32 USD per Euro.

ALL OTHER COMPENSATION FOR FISCAL YEAR 2012

The following table sets forth aggregate amounts of All Other Compensation earned or accrued by the Company for the year ended December 31, 2012 on behalf of the NEOs. Rogers does not provide any additional benefits and/or perquisites to its NEOs other than what is reported in the table below. The total amount reflected below is set forth in the All Other Compensation column of the “Summary Compensation Table” on page 25.

				Deferred
				Compensation		All Other
		401(k)	Car	Company	Relocation	Compensation
		Match	Allowance	Match	Benefits	Total
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)

Bruce D. Hoechner	2012	$0	$8,892	$7,350	$29,900	$46,143
President and Chief
Executive Officer

Dennis M. Loughran	2012	$8,750	$6,502	$7,572	$0	$22,824
VP, Finance and Chief
Financial Officer

Robert C. Daigle	2012	$8,750	$8,185	$8,212	$0	$25,147
Sr. VP and Chief
Technology Officer

Jeffrey M. Grudzien	2012	$8,750	$7,462	$4,084	$20,386	$40,682
VP, Advanced Circuit
Materials Division

Luc Van Eenaeme	2012	$0	$20,450	$0	$0	$20,450
VP and Managing Director
Rogers Europe

(1)	Reflects Rogers’ matching contributions to its 401(k) plan.
(2)	Reflects the Company’s cost to maintain its automobile program.
(3)	Reflects Rogers’ matching contributions to the Voluntary Deferred Compensation Plan For Key Employees.
(4)
Reflects the total incremental costs incurred by Rogers during 2012 with respect to providing Mr. Hoechner relocation benefits under his offer letter and Mr. Grudzien’s relocation from Rogers, CT to Chandler, AZ for a new position.

(5)	Reflects the total amount of All Other Compensation provided to the NEOs during 2012, which is reported on the “Summary Compensation Table” on page 25.

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR 2012

The following table shows all plan-based awards granted to the NEOs during fiscal year 2012. The awards under the AICP are cash awards, and the time-based restricted stock units, performance-based restricted stock units and stock options are non-cash awards (e.g., equity awards). The equity awards identified in the table below are also reported in the “Outstanding Equity Awards at End of Fiscal Year 2012” table below and the “Summary Compensation Table” on page 25.

								All Other	All Other
					Estimated Future Payouts			Stock	Option	Exercise	Grant Date
		Estimated Possible			under Equity Incentive			Awards:	Awards:	or Base	Fair Value
		Payouts under Non-Equity			Plan Awards			Number of	Number of	Price of	of Stock
	Grant	Incentive Plan Awards			(Expressed in Shares)			Shares of	Securities	Option	and Option
	Date	(2)			(3)			Stock or	Underlying	Awards	Awards
Name	(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	(4)	(5)
Bruce D.	02/09/12	$86,254	$345,014	$690,027				6,060			$250,096
Hoechner
Dennis M.	02/09/12	$34,217	$158,200	$316,400
Loughran	02/09/12								8,000	$41.27	$153,520
	02/09/12							2,730			$112,667
	02/09/12				0	2,730	5,460				$112,667
Robert C.	02/09/12	$39,175	$156,700	$313,400
Daigle	02/09/12								8,000	$41.27	$153,520
	02/09/12							2,730			$112,667
	02/09/12				0	2,730	5,460				$112,667
Jeffrey M.	02/09/12	$29,815	$119,258	$238,516
Grudzien	02/09/12								6,400	$41.27	$122,816
	02/09/12							2,190			$90,381
	02/09/12				0	2,190	4,380				$90,381
Luc	02/09/12	$30,680	$122,718	$245,436
Van Eenaeme	02/09/12								6,400	$41.27	$122,816
	02/09/12							2,190			$90,381
	02/09/12				0	2,190	4,380				$90,381

(1)	Sets forth the grant dates for all awards granted to NEOs in 2012.
(2)
Represents potential payouts under AICP for 2012. The NEOs (other than Mr. Grudzien and Mr. Van Eenaeme) earned 0.0% of the target award listed above for 2012. Mr. Grudzien and Mr. Van Eenaeme earned 28 % and 10 % respectively for 2012.

(3)
Represents performance-based restricted stock units where the actual number of shares to be issued will vary depending upon the Company’s compounded annual growth in earnings per share, sales growth and cash flow during the Company’s 2012 through 2014 performance cycle.

(4)	Represents the closing price of Rogers’ stock on the NYSE on the grant date.
(5)	Reflects the aggregate grant date fair value for stock options, time-based restricted stock units and performance-based restricted stock units disclosed in the “Summary Compensation Table” on page 25.

ADDITIONAL INFORMATION REGARDING THE SUMMARY COMPENSATION TABLE AND AWARDS IN THE GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2012

Annual Incentive Compensation Plan

The AICP incentive formula is calculated by multiplying the NEO’s base salary as of the immediately prior October 1st by his Individual Incentive Target and then by the AICP Earnings Percentage. For 2012, the specific Individual Incentive Targets for the NEOs were as follows:

Mr. Hoechner	75%
Mr. Loughran	50%
Mr. Daigle	50%
Mr. Grudzien	45%
Mr. Van Eenaeme	40%

The AICP Earnings Percentage is equal to the sum of the actual attainment percentage for each performance goal (diluted EPS and net sales goals), up to a maximum of 200%, divided by two. The actual attainment percentage for a performance goal is equal to actual results divided by the results required for target performance. Target award opportunities (at threshold, target, and maximum) under the AICP are reported in the “Grants of Plan Based Awards for Fiscal Year 2012” table under the heading “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” on page 27.

Performance-Based Restricted Stock Units

On February 9, 2012 the Committee granted performance-based stock units to all NEOs. These grants are intended to qualify as tax-deductible “performance-based compensation” for the purposes of Section 162(m) of the Internal Revenue Code. The target number of shares of Rogers’ common stock to be awarded based on future performance is equal to (a) an initial dollar amount determined by the Committee for the NEO divided by (b) the closing price of a share of Rogers’ common stock on the grant date, and then rounding the number of shares up to the next highest 10 shares. An earned percentage will be assigned after the end of the 2012-2014 performance period based upon our results for each of these performance criteria based on the following table:

Sales		EPS		Free Cash Flow
Growth	Achieved	Increase	Achieved	% Sales	Achieved
3 Yr CAGR	Percentage	3 Yr CAGR	Percentage	3 Yr Avg	Percentage
15% or more	300%	30% or more	300%	5% or more	300%
12%	200%	24%	200%	4%	200%
9%	100%	18%	100%	3%	100%
6%	50%	12%	50%	2.50%	50%
3%	25%	6%	25%	2.25%	25%
0%	0%	0%	0%	2%	0%

The attained percentages are added and divided by three to determine the weighted average performance achievement percentage. The number of shares to be issued to each NEO is based on the weighted average performance achievement percentage using the following table:

	Weighted Average Performance	Percentage of Target Shares
	Achievement Percentage	to be Earned
Threshold or Below	0%	0% of target shares
Target	100%	100% of target shares
Maximum	200% or more	200% of target shares

OUTSTANDING EQUITY AWARDS AT END OF FISCAL YEAR 2012

The following table contains information regarding outstanding equity awards held by the NEOs as of December 31, 2012. Time based stock options are reported under the heading “Option Awards.” Time-based restricted stock awards are reported in the first two columns under the heading “Stock Awards.” Performance-based restricted stock units are reported under the heading “Equity Incentive Plan.”

	Option Awards					Stock Awards
								Equity Incentive Plan

								Plan	Plan
								Awards:	Awards:
								Number of	Market or
								Unearned	Payout
								Shares,	Value of
		Number of	Number of			Number	Market	Units	Unearned
		Securities	Securities			of Shares	Value of	or Other	Shares,
		Underlying	Underlying			or Units of	Shares or	Rights	Units
		Unexercised	Unexercised		Option	Stock That	Units of	That	or Other
		Options	Options	Option	Expiration	Have Not	Stock That	Have Not	Rights That
	Grant	Exercisable	Unexercisable	Exercise	Date	Vested	Have Not	Vested	Have Not
Name	Date	(1)	(2)(3)	Price	(4)(5)	(6)(7)	Vested	(8)	Vested (9)
Bruce D.	10/03/11	0	23,200	$37.05	10/03/21
Hoechner	10/03/11					10,800	$536,328
	10/03/11					7,200	$357,552
	02/09/12					6,060	$300,940
Dennis M.	02/15/06	15,000	0	$48.00	02/15/16
Loughran	02/14/07	10,350	0	$52.51	02/14/17
	02/14/08	16,600	0	$31.31	02/14/18
	02/11/09	7,433	0	$23.86	02/11/19
	02/10/10	14,366	7,184	$24.20	02/10/20
	05/12/11	0	5,800	$47.89	05/12/21
	02/09/12	0	8,000	$41.27	02/09/22
	05/12/11					2,040	$101,306
	02/09/12					2,730	$135,572
	05/12/11							2,040	$101,306
	02/09/12							2,730	$135,572
Robert C.	10/29/03	23,000	0	$38.53	10/29/13
Daigle	04/29/04	15,000	0	$59.85	04/29/14
	04/28/05	17,000	0	$34.83	04/28/15
	02/15/06	8,600	0	$48.00	02/15/16
	02/14/07	10,350	0	$52.51	02/14/17
	02/14/08	16,600	0	$31.31	02/14/18
	02/11/09	22,300	0	$23.86	02/11/19
	02/10/10	14,366	7,184	$24.20	02/10/20
	05/12/11	0	5,800	$47.89	05/12/21
	02/09/12	0	8,000	$41.27	02/09/22
	05/12/11					2,040	$101,306
	02/09/12					2,730	$135,572
	05/12/11							2,040	$101,306
	02/09/12							2,730	$135,572

	Option Awards					Stock Awards
								Equity Incentive Plan

								Plan	Plan
								Awards:	Awards:
								Number
								of	Market or
								Unearned	Payout
								Shares,	Value of
		Number of	Number of			Number	Market	Units	Unearned
		Securities	Securities			of Shares	Value of	or Other	Shares,
		Underlying	Underlying			or Units of	Shares or	Rights	Units
		Unexercised	Unexercised		Option	Stock That	Units of	That	or Other
		Options	Options	Option	Expiration	Have Not	Stock That	Have Not	Rights That
	Grant	Exercisable	Unexercisable	Exercise	Date	Vested	Have Not	Vested	Have Not
Name	Date	(1)	(2)(3)	Price	(4)(5)	(6)(7)	Vested	(8)	Vested (9)
Jeffrey M.	10/29/03	1,333	0	$38.53	10/29/13
Grudzien	04/29/04	2,000	0	$59.85	04/29/14
	04/28/05	2,400	0	$34.83	04/28/15
	12/13/05	3,000	0	$40.70	12/13/15
	02/14/07	1,450	0	$52.51	02/14/17
	02/14/08	9,950	0	$31.31	02/14/18
	02/11/09	17,850	0	$23.86	02/11/19
	02/10/10	11,500	5,750	$24.20	02/10/20
	05/12/11	0	4,700	$47.89	05/12/21
	02/09/12	0	6,400	$41.27	02/09/22
	05/12/11					1,650	$81,939
	02/09/12					2,190	$108,755
	05/12/11							1,650	$81,939
	02/09/12							2,190	$108,755
Luc	10/29/03	5,000	0	$38.53	10/29/13
Van	04/29/04	13,000	0	$59.85	04/29/14
Eenaeme	04/28/05	12,000	0	$34.83	04/28/15
	02/15/06	7,900	0	$48.00	02/15/16
	02/14/07	8,550	0	$52.51	02/14/17
	02/14/08	13,770	0	$31.31	02/14/18
	02/11/09	18,400	0	$23.86	02/11/19
	02/10/10	0	17,800	$24.20	02/10/20
	05/12/11	0	4,950	$47.89	05/12/21
	02/09/12	0	6,400	$41.27	02/09/22
	05/12/11					1,750	$86,905
	02/09/12					2,190	$108,755
	05/12/11							1,750	$86,905
	02/09/12							2,190	$108,755

(1)	Represents fully exercisable stock options.
(2)
Represents stock option grants that will generally become exercisable in one-third increments on the second, third and fourth anniversary dates of the grant date, provided that the executive is still employed by the Company. Accelerated vesting applies in the case of death, disability, or termination of employment after attaining at least 55 years of age and completing five years of service, and in certain cases, in connection with a Change in Control. See the discussion under “Potential Payments on Termination or Change in Control” on page 35 for more details.

(3)
In the case of Mr. Hoechner, the stock options granted to him in 2011 shall be subject to the same terms as described in footnote (2) above, but shall also immediately accelerate and vest in full if either the Company terminates his employment without cause or he resigns in connection with a Constructive Termination. These stock options will expire five years after any such employment termination or the tenth anniversary of the grant date, whichever is earlier.

(4)
All stock options have a ten year term subject to earlier termination as follows: the post-termination exercise period being the lesser of the remaining term or three months, or in the case of death, disability or retirement, the lesser of the remaining term or five years.

(5)
In the case of Mr. Hoechner, the stock options granted to him in 2011 shall be subject to the same terms as described in footnote (4) above but will expire five years after any employment termination that results in accelerated vesting of such stock options or the tenth anniversary of the grant date of such stock options, whichever is earlier.

(6)
Represents time-based restricted stock units that vest in full on the third anniversary of the grant date, provided that the executive is still employed by the Company. Accelerated pro-rata vesting applies in the case of death, disability or termination of employment after attaining at least 55 years of age and completing five years of service, and in certain cases, in connection with a Change in Control. See the discussion under “Potential Payments on Termination or Change in Control” on page 35.

(7)
With respect to Mr. Hoechner, 10,800 of the time-based restricted stock units granted to him on October 3, 2011 vest on the fourth anniversary of the grant date, provided that Mr. Hoechner is then employed by the Company, and the additional 10,800 time-based restricted stock units granted to him on October 3, 2011 vest in equal one-third increments on each of the first three anniversaries of the grant date, provided that Mr. Hoechner is employed by the Company on each such date. The same provisions governing accelerated vesting of stock options granted to Mr. Hoechner on October 3, 2011 also apply to the time-based restricted stock units awarded to him on that date.

(8)
Represents 2011 and 2012 performance-based restricted stock unit awards outstanding as of year-end 2012. The disclosed amount for the 2011 - 2013 grant and the 2012 - 2014 grant reflects a 100% payout based on the probable achievement of the performance objectives under these grants. Payment of shares earned based on performance generally requires that the executive remain employed on the last day of the performance period.

(9)	Calculation based on the closing price of the Company’s common stock of $49.66 per share at the Company’s 2012 fiscal year end.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2012

The following table contains all stock option exercises and vesting events of performance-based restricted stock unit awards for all NEOs during fiscal year 2012.

	Option Awards		Stock Awards

	Number of Shares	Value Realized Upon	Number of Shares	Value Realized Upon
Name	Acquired on Exercise	Exercise (1)	Acquired on Vesting	Vesting (2)
Bruce D. Hoechner	$0	$0	$0	$0
Dennis M. Loughran	14,867	$227,274	5,500	$259,050
Robert C. Daigle	12,000	$155,496	5,500	$259,050
Jeffrey M. Grudzien	1,000	$15,642	4,600	$216,660
Luc Van Eenaeme	1,500	$19,275	5,100	$240,210

(1)	Reflects the difference between the price of Rogers' stock at time of exercise and the exercise price of the option.
(2)	Reflects the value of performance-based restricted stock units granted in 2010 that vested on February 18, 2013 based on the closing price of Rogers’ stock on that date.

PENSION BENEFITS AT END OF FISCAL YEAR 2012

The table below sets forth information regarding the present value as of December 31, 2012 of the accumulated benefits of the NEOs under the Pension Plan and the Pension Restoration Plan. Mr. Hoechner and Mr. Van Eenaeme are ineligible to participate in these plans. The present values were determined using assumptions consistent with those outlined in Footnote 9 of the Company’s 2012 Form 10-K.

			Present Value	Payments
		Number of Years	of Accumulated	During the Last
Name	Plan Name	Credited Service	Benefit	Fiscal Year
Bruce D. Hoechner (1)	Rogers Corporation Pension Plan	-	-	-
	Rogers Corporation Pension Restoration Plan	-	-	-
Dennis M. Loughran	Rogers Corporation Pension Plan	7	$211,950	$0
	Rogers Corporation Pension Restoration Plan	7	$52,123	$0
Robert C. Daigle	Rogers Corporation Pension Plan	25	$551,976	$0
	Rogers Corporation Pension Restoration Plan	25	$97,497	$0
Jeffrey M. Grudzien	Rogers Corporation Pension Plan	13	$268,602	$0
	Rogers Corporation Pension Restoration Plan	13	$10,758	$0
Luc Van Eenaeme (2)	Rogers Corporation Pension Plan	-	-	-
	Rogers Corporation Pension Restoration Plan	-	-

(1)	Salaried employees hired after December 31, 2007 are not eligible to participate in Rogers Corporation’s Pension Plan or Pension Restoration Plan.
(2)	Mr. Van Eenaeme’s pension is covered under Belgian Pension law. Additional pension benefits are included under “WAP,” the law on extra pension, which is calculated as a percent of gross salary.

Pension Plan

The basic formula for determining an eligible U.S. based employee’s annual pension benefit at normal retirement under the Pension Plan is equal to the sum of a participant’s base benefit, excess benefit, 30 year service benefit and the prior service benefit, where:

•	Base Benefit – 1.25% of the product of Average Monthly Compensation and Credited Service for periods after 2001;
•	Excess Benefit – 0.5% of Average Monthly Compensation in excess of 75% of Covered Compensation multiplied by Credited Service for periods after 2001;
•	30 Year Service Benefit – 0.5% of Average Monthly Compensation for periods after 2001 multiplied by Credited Service in excess of 30 years;
•
Prior Service Benefit – 55% of Average Monthly Compensation for periods before 2002 less 50% of the 12/31/2001 Social Security Benefit multiplied by the 12/31/2001 Year of Service Ratio and the Pay Ratio Increase;

•	12/31/2001 Year of Service Ratio – Years of Service as of December 31, 2001, divided by 30; and
•	Pay Ratio Increase – current Average Monthly Compensation divided by Average Monthly Compensation as of 12/31/2001.

Compensation and period of employment are recognized under the Pension Plan as follows:

•
Average Monthly Compensation for a salaried employee is based on the monthly base rate of salary in effect on June 1st over a 10-year period. Average Monthly Compensation is equal to the highest five consecutive June 1st amounts divided by 5. Bonuses and other incentive compensation are disregarded under the Pension Plan;

•
Credited Service means the period during which a participant is employed by Rogers as an eligible employee (rounded up to the next highest whole number of years) as determined under tax-qualified plan rules; and

•
Covered Compensation is generally the average of the Social Security taxable wage base in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which the participant would have reached his or her Social Security retirement age.

A participant may commence payment of early retirement benefits at any time after attaining age 55. The early retirement benefit equals the normal retirement benefit described above reduced by 0.333% for each month (4% per year) that a participant commences benefits before attaining normal retirement age.

Available forms of payment under the Pension Plan are as follows:

•	Single Life Annuity
•	Joint and Survivor Annuity (50%, 66 2/3%, 75% and 100%)
•	10 Year Certain Annuity

A lump sum form of payment is unavailable under the Pension Plan (except for a single lump sum benefit if the actuarially equivalent value is $5,000 or less).

Annuity features providing for continued payment to a survivor or guaranteed payments to beneficiaries are not subsidized by Rogers. Employees may elect their form of payment under the Pension Plan when they begin to collect their pension benefit.

If a participant dies before commencing payments under the Pension Plan, a death benefit is payable to the participant’s surviving spouse or, if there is no surviving spouse, the participant’s surviving children under the age of 21. In general, this benefit equals the amount payable under the survivor portion of the 50% Joint and Survivor Annuity beginning in no event before the participant’s 55th birthday.

A participant who becomes disabled while employed at Rogers will continue to be treated as an active employee for purposes of the Pension Plan until age 65. As such, a disabled participant will continue to be credited with years of service and with the compensation rate in effect at the beginning of the disability. If a disabled participant retires after age 55 and commences payment of benefits, no additional credited service is granted.

Pension Restoration Plan

The Pension Plan limits the amount of pension benefits that may be provided to participants under the basic formula described above in accordance with certain limits under federal tax laws. The limits restrict the amount of compensation that can be taken into account under the Pension Plan to $250,000 (for 2012) and impose a maximum annual pension benefit commencing at age sixty-five of $200,000 (for 2012). To the extent that these limits reduce the benefits that an NEO earns under the Pension Plan’s retirement formula, Rogers provides an additional benefit under the Pension Restoration Plan. The Pension Restoration Plan is intended to make a participant whole for the benefits under the basic formula that could not be provided under the Pension Plan due to these limits or deferrals being made under the Voluntary Deferred Compensation Plan For Key Employees.

In addition, the Pension Restoration Plan provides that an executive officer who is a participant at the time of a Change in Control will have benefits calculated under the Pension Restoration Plan, (a) as if such officer had attained age 55 at the time of the Change in Control and completed at least one day of service after attaining age 55, and (b) by including all annual bonuses as part of Average Monthly Compensation, subject to Internal Revenue Code Section 280G limitations discussed below.

Benefits under the Pension Restoration Plan are only payable in a lump sum. The lump sum amount is calculated using mortality tables applicable to tax qualified plans under IRS rules and an interest rate equal to the average of the annual interest rates on 10-year U.S. treasury notes over the five years (as reported on September 1st) prior to the year of employment termination plus 20 basis points. In general, the benefit under the Pension Restoration Plan is paid six months and one day following the termination of employment.

NON-QUALIFIED DEFERRED COMPENSATION AT END OF FISCAL YEAR 2012

This table provides information about the Rogers Corporation Voluntary Deferred Compensation Plan For Key Employees. A NEO may only participate in the plan if he elects to defer receipt of compensation that would otherwise be payable to him in cash. The amounts shown in the column Executive Contributions come from a deferral of the NEO’s salary earned in 2012 and AICP amount earned in 2011 which was otherwise payable in 2012. If the NEO had not chosen to defer these amounts, we would have paid these amounts to him in cash. The amount shown in the column Executive Contributions is not an additional award to the NEO.

	Executive	Registrant			Aggregate
	Contributions in	Contributions in	Aggregate	Aggregate	Balance at Last
	the Last Fiscal	the Last Fiscal	Earnings in the	Withdrawals/	Fiscal Year
Name	Year	Year (1)	Last Fiscal Year (2)	Distributions (3)	Ending
Bruce D. Hoechner	$27,601	$7,350	$266	-	$35,218
Dennis M. Loughran	$15,166	$7,572	$348	$25,424	$22,983
Robert C. Daigle	$14,441	$8,212	$389	$32,545	$22,910
Jeffrey M. Grudzien	$6,024	$4.084	$214	$23,784	$10,092
Luc Van Eenaeme (4)	-	-	-	-	-

(1)	Reflects 2012 matching credit on executive contributions in the last fiscal year.
(2)	Reflects interest accrued on all contributions in 2012.
(3)	Reflects withdrawals required under participant elections made before 2012.
(4)	Mr. Van Eenaeme was ineligible to participate in the Voluntary Deferred Compensation Plan.

Each year a participant may elect in writing to defer up to 100% of any bonus and up to 50% of salary otherwise to be earned during the next calendar year. The minimum dollar amount deferred for any year is $4,000 of salary and/or $4,000 of bonus. Compensation deferred after 2009 is only paid in cash.

A Company match is credited on all salary and bonus deferrals but with the amount of the match being equal to the then current rate of the 401(k) Company match (which is currently 100% of the first 1% and 50% of the next 5% of eligible compensation). The Company match on deferrals is made in cash. Each participant has a fully vested interest in the Company match.

The interest rate credited on deferred amounts was 1.95% in 2012. If cash dividends are paid with respect to Rogers stock that is deferred under this plan, those dividends will be credited to the participant’s deferral account. Dividends will be denominated in cash and earn interest at the same rate as disclosed above. Such cash amounts will be paid at the time of distribution of the deferred stock. Amounts could not be deferred in Rogers stock after 2009.

Payment(s) of deferred amounts with respect to the deferrals made for a specific year will commence on April 15th (March 15th for lump sum payments related to deferral elections made after September 30, 2007) of the year following: (a) the passage of the number of years specified by the individual in the deferral election for that year, (b) the year in which the participant ceases to be an employee or (c) the earlier (in the case of stock deferrals) or the latter (in the case of cash deferrals) of (a) or (b). Payment elections are made at the time of the deferral election. Payments are made in a lump sum or installments over a period of not more than 10 years. Any requested changes in the timing of the payments by participants must result in the extension of the existing payment date by at least an additional five years. Accelerated payment is provided for in the case of a Change in Control or a bona fide unforeseen financial hardship. Payments made upon a participant’s separation from service are delayed six months to the extent necessary to avoid penalties under Internal Revenue Code Section 409A.

To the extent permitted under Internal Revenue Code Section 409A, certain amounts in a participant’s deferred compensation account, such as amounts deferred and vested prior to January 1, 2005, are not subject to Section 409A.

This plan is not funded and no trust, escrow or other provision has been established to secure plan benefits. A participant will be treated the same as a general unsecured creditor at all times under this plan. A participant will only be able to sell or otherwise transfer stock received as a plan benefit in accordance with applicable securities laws and Rogers’ insider trading policy.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The section below describes the payments that may be made to NEOs upon termination of employment or in connection with a Change in Control (as defined below).

Payments Made Upon Termination

A NEO may be entitled to receive the following amounts earned during his/her term of employment regardless of the manner in which a NEO’s employment terminates, except where indicated to the contrary below:

•	unpaid base salary through the date of termination;
•	any accrued and unused vacation pay;
•	any unpaid AICP amount with respect to a completed performance period (except in the event of termination for cause);
•	all accrued and vested benefits under the Pension Plan and the Pension Restoration Plan as described beginning on page 32;
•	all accrued and vested benefits under the Voluntary Deferred Compensation Plan For Key Employees as described on page 34;
•
all outstanding and vested equity awards granted under the Rogers’ equity compensation plans (except in the event of termination for cause) – all outstanding awards as of December 31, 2012, are set forth beginning on page 29; and

•	all other benefits under the Company’s compensation and benefit programs that are available to all salaried employees and do not discriminate in scope, terms or operation in favor of the NEOs.

Payments Made Upon Retirement

In the event of the retirement of a NEO, in addition to the items listed under the heading Payments Made Upon Termination, the NEOs will receive the following benefits:

•	all outstanding unvested stock options will vest;
•
a pro-rata portion of any performance-based restricted stock units vest based on employment and the Company’s actual performance during the performance period - shares are issued with respect to vested units at the end of the performance period;

•	a pro-rata portion of any time-based restricted stock units based on employment during the vesting period; and
•	a pro-rata portion of the NEO’s AICP award for the performance year, in which the termination occurs, based on actual performance.

“Retirement” means termination of employment by the NEO after attaining age 55 or more with at least five years of service. In the case of Mr. Hoechner, all equity awards granted to him in 2011 do not include a provision of accelerated vesting on retirement.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO (as defined in the applicable compensation program) in addition to the benefits listed under the heading Payments Made Upon Termination above, the NEO will receive the following:

•	benefits under Rogers’ disability plan or payments under Rogers’ life insurance plan, as appropriate;
•	all outstanding unvested stock options will vest;
•
a pro-rata portion of any performance-based restricted stock units vest based on employment and the Company’s actual performance period - shares with respect to vested units at the end of the performance period;

•	a pro-rata portion of any time-based restricted stock units based on employment during the vesting period; and
•	a pro-rata portion of the NEO’s AICP award for the performance year in which the termination occurs based on actual performance.

In the case of Mr. Hoechner, all equity awards granted to him in 2011 will become immediately vested in full due to a physical or mental incapacity resulting from injury, sickness or disease that prevents him from performing his duties for one hundred and eighty (180) days during any twelve month period.

Payments Made Upon Involuntary Termination of Employment without Cause Prior to a Change in Control

Rogers provides separation pay and benefits to all of its regular U.S. full-time salaried employees, including the NEOs, according to the current Severance Pay Plan for Exempt Salaried Employees Policy (the “Severance Policy”). The Severance Policy provides severance pay to eligible salaried employees whose employment is terminated by the Company without cause (a “Separation”) – in the form of continued salary payments, health insurance, and certain other benefits. Basic Severance Pay, as described below, is provided to eligible employees without any conditions, but the Additional Severance Pay, as described below, requires the employee to sign a General Release and Settlement Agreement. The number of weeks of salary and benefits continuance is based on length of service as follows:

Length of Severance Pay
Total Severance with
Length of Service	Basic Severance Pay	Additional Severance Pay	Signed Agreement
Under 6 months	4 weeks	2 weeks	6 weeks
6 months to under 1 year	4 weeks	4 weeks	8 weeks
1 year to under 4 years	4 weeks	6 weeks	10 weeks
4 years to under 7 years	4 weeks	8 weeks	12 weeks
7 years to under 21 years	4 weeks	8 weeks plus 2 weeks for each year of	Based on years of service
service over 6 years
21 years and more	4 weeks	36 weeks plus 1 week for each year of	Based on years of service
service over 20 years

The Severance Policy may be amended, modified or terminated at any time by Rogers. The NEOs are also eligible for a lump sum payment upon termination of four weeks of pay under the Severance Policy in lieu of a lump sum auto payout.

In the case of Mr. Hoechner, in lieu of payment provisions described above, the Committee agreed to pay Mr. Hoechner ninety (90) weeks of base salary and continued insured welfare benefits, each provided over a period of one year after a termination of his employment by the Company without cause, under the Severance Policy. These benefits may also be triggered if Mr. Hoechner’s employment ends due to a Constructive Termination, which is described below. This severance protection will remain in effect during his employment with Rogers at all times prior to a Change in Control (as described below). In addition, the stock options and time-based restricted stock units granted to Mr. Hoechner in 2011 will become fully vested if he becomes entitled to severance benefits as described above.

Mr. Van Eenaeme, who is not a U.S. employee, is covered under Belgian severance law (Claeys formula). Claeys formula would supply Mr. Van Eenaeme with severance of one month compensation for every year of service.

Payments Made Upon Certain Events in Connection with a Change in Control

Rogers has entered into Officer Special Severance Agreements with each of its U.S. employee NEOs. The term of these agreements, which are also referred to below as “Change in Control Agreements”, is three years subject to a two year review and re-approval for an additional three years by the Committee. The following severance benefits would be provided upon a qualifying termination of employment (as described below) within two years following a Change in Control (as described below):

•
cash severance pay equal to two and one half (2.5), multiplied by the sum of (a) base salary plus (b) target annual incentive compensation and/or any other cash bonus awards last determined for the NEO (or, if greater, most recently paid prior to the Change in Control);

•	pro-rata payment of the NEO’s annual target incentive compensation, except the President and CEO, who will receive a pro-rata payment based upon actual Company performance;
•	continued medical, dental and life insurance benefits at active-employee rates, for a period of two and one half (2.5) years, subject to offset from subsequent employment;
•	outplacement assistance up to six months; and
•	reimbursement of legal and accounting fees and expenses incurred to enforce the agreement.

A qualifying termination of employment consists of (1) termination of employment by Rogers without cause or (2) resignation by the NEO due to a Constructive Termination, in each case within two years following a Change in Control. A NEO is not eligible for enhanced severance benefits under the Change in Control Agreements if his or her termination is due to death or disability.

Stock options and time-based restricted stock units granted after January 1, 2009, shall not automatically vest upon a Change in Control. Instead, such options and time-based restricted stock units will vest upon a Change in Control only if the NEO’s employment is terminated in a manner entitling him/her to severance benefits under the Officer Special Severance Agreement or if the buyer does not assume or replace the stock options. All performance-based restricted stock units shall vest on a pro-rata basis upon a Change in Control based upon the extent to which the Company and its affiliates have met the designated performance objectives as determined by the Committee.

All of the payments described above are limited to the extent that payment would result in triggering golden parachute excise taxes under Section 4999 of the Internal Revenue Code.

A “Change in Control” for purposes of the Change in Control Agreements and as used in this section entitled Potential Payments on Termination or Change in Control generally consists of one or more of the following events:

•	closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
•	closing of the sale of all of the Company’s common stock to an unrelated person or entity; and
•
there is a consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this paragraph, the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of shares of common stock of the Company by the persons described above immediately before the consummation of such transaction.

A “Constructive Termination” for purposes of the Change in Control Agreements generally includes any of the following actions by Rogers following a Change in Control:

•
a material reduction in the officer’s annual base salary as in effect immediately prior to a Change in Control or as the same may be increased from time to time, and/or a material failure to provide the executive with an opportunity to earn annual incentive compensation and long-term incentive compensation at least as favorable as in effect immediately prior to a Change in Control or as the same may be increased from time to time;

•	a material diminution in the officer’s authority, duties, or responsibilities as in effect at the time of the Change in Control;
•
a material diminution in the authority, duties, or responsibilities of the supervisor to whom the officer is required to report (it being understood that if the officer reports to the Board, a requirement that the officer report to any individual or body other than the Board will constitute “Constructive Termination” hereunder);

•	a material diminution in the budget over which the officer retains authority;
•
the Company’s requiring the officer to be based anywhere outside a fifty mile radius of the Company’s offices at which the officer is based as of immediately prior to a Change in Control (or any subsequent location at which the officer has previously consented to be based) except for required travel on the Company’s business to an extent that is not substantially greater than the officer’s business travel obligations as of immediately prior to a Change in Control or, if more favorable, as of any time thereafter; or

•	any other action or inaction that constitutes a material breach by the Company or any of its subsidiaries of the terms of the Change in Control agreement.

The officer shall not be entitled to terminate employment with the Company on account of “Constructive Termination” unless the officer provides notice of the existence of the purported condition that constitutes “Constructive Termination” within a period not to exceed ninety (90) days of its initial existence, and the Company fails to cure such condition (if curable) within thirty (30) days after the receipt of such notice.

A termination “for Cause” for purposes of the Change in Control protection means:

•	the willful commission of material theft or embezzlement or other serious and substantial crimes against the Company and its subsidiaries.

Coordination between Severance Policy and Officer Special Severance Agreements

The enhanced severance benefits under the Office Special Severance Agreements are in lieu of any other severance benefits to which a NEO may be entitled under the severance policy or any other arrangements.

Confidentiality and Non-Compete Agreements

The Company entered into confidentiality and non-compete agreements with most of its salaried employees, including its NEOs. These agreements generally prohibit the NEOs from accepting employment with a competitor of the Company for two years following termination of employment. If a NEO terminates employment prior to a Change in Control and cannot obtain employment at a rate of compensation at least equal to the rate in effect upon terminating employment with Rogers during this period, the NEOs may become entitled to additional payment from the Company. This payment will equal the difference between the executive’s current compensation and their last regular rate of compensation with the Company, reduced by any retirement or severance income. In lieu of making payments on account of an employment termination prior to a Change in Control, the Company can waive its rights to enforce the non-compete agreement. Enhanced severance benefits under the Officer Special Severance Agreement are contingent upon complying with non-compete obligations.

Assumptions Regarding Post Termination Table

The following table was prepared as though each NEO terminated employment on December 31, 2012, (the last business day of 2012) using the closing share price of Rogers’ common stock of $49.66 as of the last trading day of the fiscal year ending on December 31, 2012. The amounts under the column labeled “Termination by Rogers without Cause or Constructive Termination on or after a Change in Control” assumes that a Change in Control occurred on December 31, 2012. Rogers is required by the SEC to use these assumptions. With those assumptions taken as a given, the Company believes that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the employment of Messrs. Hoechner, Loughran, Daigle, Grudzien and Van Eenaeme was not terminated on December 31, 2012, and a Change in Control did not occur on that date. As a result there can be no assurance that a termination of employment, a Change in Control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Equity Award Assumptions

•
Stock options vested on December 31, 2012, due to double trigger vesting (i.e., a Change in Control followed by a qualifying termination) death, disability or retirement, or solely in the case of Mr. Hoechner, a qualifying involuntary termination;

•
Stock options that become vested on an accelerated basis are in all events valued based on their option spread (i.e., the difference between the stock’s fair market value and the exercise price) on December 31, 2012;

•
Time-based restricted stock units vested on December 31, 2012, due to double trigger vesting, death, disability, or retirement or, solely in the case of Mr. Hoechner, a qualifying involuntary termination. The number of performance- based restricted stock units that become earned and vested in connection with a double trigger vesting, death, disability or retirement is based on the probable level of achievement as of December 31, 2012; and

•	The value of each vested time-based restricted stock unit and vested performance-based restricted stock unit is estimated at $49.66 per share.

Annual Bonus Assumption

•	All amounts, if any, under Rogers’ AICP were earned for 2012 in full based on actual performance and are not treated as subject to the golden parachute excise tax upon a Change in Control; and
•	Earned amounts under Rogers’ AICP are treated as paid as regular compensation and are not included in the severance estimates.

Benefit Continuation Assumption

•
Medical, dental and life insurance benefit continuation costs for 2013 are based on rates for 2013. However, benefit continuation costs for the medical plan for 2014 and 2015 include a 9.5% increase and the dental plan for 2014 – 2015 includes a 5.5% increase based on projected trends provided by an outside consultant. The life insurance cost did not increase.

POST TERMINATION TABLE

			Termination by Rogers
			without Cause or by
			Constructive
	Termination by Rogers		Termination on or after		Termination due to		Termination due to
	Without Cause absent a CIC		a CIC		Death or Disability		Retirement
Summary of Separation Benefits	Proxy Reported Values		Proxy Reported Values		Proxy Reported Values		Proxy Reported Values
Bruce D. Hoechner

Cash Severance	$796,185	(1)	$2,012,579	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$1,365,208	(2)	$1,476,154	(5)	$1,476,154	(11)	$0	(12)
Signing Bonus	$0		$0		$0		$0
Benefits Continuation	$25,300	(3)	$62,477	(6)	$0		$0
Retirement Benefits	$0		$0	(7)	$0		$0
Outplacement Services	$0		$10,000	(8)	$0		$0
Change-in-Control Payment Reduction	$0		($412,309)	(9)	$0		$0
Total Pre-Tax Payment	$2,186,693		$3,148,901		$1,476,154		$0

Dennis M. Loughran

Cash Severance	$85,185	(1)	$1,186,501	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$0		$995,349	(5)	$854,250	(11)	$854,250	(12)
Benefits Continuation	$6,782	(3)	$62,199	(6)	$0		$0
Retirement Benefits	$0		$121,309	(7)	$0		$0
Outplacement Services	$0		$10,000	(8)	$0		$0
Change-in-Control Payment Reduction	$0		$0	(9)	$0		$0
Total Pre-Tax Payment	$91,966		$2,375,358		$854,250		$854,250

Robert C. Daigle

Cash Severance	$271,212	(1)	$1,218,560	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$0		$995,349	(5)	$854,250	(11)	$0	(12)
Benefits Continuation	$21,781	(3)	$62,149	(6)	$0		$0
Retirement Benefits	$0		$250,064	(7)	$0		$0
Outplacement Services	$0		$10,000	(8)	$0		$0
Change-in-Control Payment Reduction	$0		($130,045)	(9)	$0		$0
Total Pre-Tax Payment	$292,993		$2,406,077		$854,250		$0

Jeffrey M. Grudzien

Cash Severance	$132,509	(1)	$960,690	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$0		$798,592	(5)	$685,099	(11)	$0	(12)
Benefits Continuation	$12,424	(3)	$61,344	(6)	$0		$0
Retirement Benefits	$0		$151,133	(7)	$0		$0
Outplacement Services	$0		$10,000	(8)	$0		$0
Change-in-Control Payment Reduction	$0		($466,365)	(9)	$0		$0
Total Pre-Tax Payment	$144,933		$1,515,395		$685,099		$0

Luc Van Eenaeme

Cash Severance	$1,044,373	(1)	$1,044,373	(4)	$0	(10)	$0
Accelerated Vesting of Unvested Equity	$0		$1,289,213	(5)	$1,173,471	(11)	$0	(12)
Benefits Continuation	$9,956	(3)	$71,906	(6)	$0		$0
Retirement Benefits	$0		$0	(7)	$0		$0
Outplacement Services	$0		$10,000	(8)	$0		$0
Change-in-Control Payment Reduction	$0		$0	(13)	$0		$0
Total Pre-Tax Payment	$108,634		$2,415,492		$1,173,471		$0

(1)
Messrs. Loughran, Daigle and Grudzien are eligible to receive cash severance benefits (base salary only) under Rogers’ Severance Pay Plan for Exempt Salaried Employees, while Mr. Hoechner is eligible to receive severance benefits under his offer letter. The severance period (assuming the executive signs a General Release and Settlement Agreement) for these executives is 14, 45, 26 and 90 weeks, respectively. In the case of Mr. Hoechner, a Constructive Termination before a Change in Control triggers severance benefits under the Severance Policy. Mr. Van Eenaeme is eligible to receive the severance benefits due under Belgian law which would be calculated by the same method as would be used for any Belgian employee.

(2)
Reflects the in-the-money value of stock options and value of time-based restricted stock units (based on a stock price of $49.66 as of December 31, 2012) granted to Mr. Hoechner on October 3, 2011 in connection with commencing employment with Rogers.

(3)
Reflects Rogers' cost to provide Messrs. Hoechner, Loughran, Daigle, Grudzien and Van Eenaeme 52, 14, 45, 26 and 18 weeks, respectively, of continued medical, dental, vision, and life insurance under the Severance Policy.

(4)
In the cases of Messrs. Hoechner, Loughran, Daigle and Grudzien, represents cash severance pay equal to two and one-half times the sum of the executive’s base salary plus the higher of target bonus or the last actual paid bonus (paid in 2012 for services in 2011). No pro rata AICP payment is reflected in this calculation – AICP payments are fully earned by remaining employed until December 31, 2012. Mr. Van Eenaeme is eligible to receive the severance benefits due under Belgian law which would be calculated by the same method as would be used for any Belgian employee.

(5)
Represents the in-the-money value of all unvested and outstanding stock options based on a stock price of $49.66 as of December 31, 2012. Stock options and time-based restricted stock units granted under the Rogers Corporation 2009 Long-Term Equity Compensation Plan become fully vested upon a qualifying termination event occurring within two years of a Change in Control. Performance-based restricted stock units vest pro rata based on the executive’s period of employment and performance achieved (as determined by the Compensation and Organization Committee) during the performance period. The data reflects acceleration of the 2011 and 2012 performance-based restricted stock units on a pro-rata basis assuming a 108.9% and 110.6% performance achievement, respectively, as of December 31, 2012. This amount does not reflect the value of all vested and outstanding equity awards as set forth on the “Outstanding Equity Awards at End of Fiscal Year 2012."

(6)	Represents the cost to the Company of providing medical, dental, and life insurance for two and one-half years.
(7)	Represents the incremental benefits provided under the Rogers Corporation Pension Restoration Plan.
(8)	Represents the present value of 6 months of outplacement services.
(9)
Represents the estimated reduction as of December 31, 2012 to the payments set forth in this column as required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code. The reported figure does not take into account that amounts may not be subject to reduction under Section 280G on account of being treated as reasonable compensation.

(10)	No pro-rata AICP payment is reflected in this estimate – AICP payments are fully earned by remaining employed until December, 31, 2012.
(11)
Represents (i) the in-the-money value of all unvested and outstanding stock option, (ii) the fair market value of the pro-rata portion of the performance-based restricted stock units (based on the probable level of achievement as of December 31, 2012) and (iii) the fair market value of the time-based restricted stock units that are subject to accelerated vesting in the case of death or disability.

(12)
Represents (i) the in-the-money value of all unvested and outstanding stock option, (ii) the fair market value of the pro-rata portion of the performance-based restricted stock units (based on the probable level of achievement as of December 31, 2012) and (iii) the fair market value of the time-based restricted stock units that are subject to acceleratedvesting in the case of retirement. Only Mr. Loughran was eligible for retirement as of December 31, 2012.

(13)
As a foreign national, Mr. Van Eenaeme does not receive W2s and so the 280G base amount is not calculable. Benefit shown may be subject to further cutbacks to avoid incurring excise taxes under IRC Section 4999.

Proposal 2: Vote on a Non-Binding Advisory Resolution to Approve Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting shareholder approval, on a non-binding advisory basis, of the compensation of our named executive officers (“NEOs”) as presented under the heading “Executive Compensation” beginning on page 15.

Executive compensation is an important matter for Rogers Corporation (the “Company”) and our shareholders. We believe that our executive compensation program provides an appropriate balance between salary and incentive compensation as well as an appropriate balance between risk and reward so that such compensation practices are strongly aligned with the long-term interests of our shareholders.

We urge you to carefully read the Compensation Discussion and Analysis section of this proxy statement for additional details on Rogers’ executive compensation, including Rogers’ compensation philosophy and the 2012 compensation of our named executive officers. Our Board of Directors believes that our executive compensation program is effective in implementing our compensation philosophy.

Accordingly, we will present the following resolution for vote at the 2013 Annual Meeting of Shareholders, which provides you the opportunity to approve or not approve, on an advisory basis, our executive compensation program:

“RESOLVED, compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the 2013 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.”

Although the advisory vote is non-binding, our Compensation and Organization Committee will review the results and consider the outcome of this vote in making determinations regarding our executive compensation program.

Vote Required and Recommendation of the Board of Directors

The advisory vote on the compensation of our named executive officers may be approved by the affirmative vote of the majority of votes properly cast (i.e., the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as Rogers’ independent registered public accounting firm for 2013 and the Board of Directors is asking that shareholders ratify this appointment. Although the outcome of the vote will be advisory, this proposal is put before the shareholders in order to seek the shareholders’ views on this important corporate matter. If the shareholders do not ratify the appointment, the Audit Committee will further consider this appointment. Rogers expects representatives of Ernst & Young LLP, Rogers’ independent registered public accounting firm selected as the independent registered public accounting firm for the fiscal years ended December 31, 2012 and December 31, 2013, to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to Rogers by Ernst & Young LLP for the fiscal years shown.

	2012	2011
Audit Fees (1)	$1,887,542	$1,706,967
Audited-Related Fees (2)	104,452	80,914
Tax Fees (3)	54,734	74,968
All Other Fees (4)	-	-
Total	$2,046,728	$1,862,849

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Amounts for both 2011 and 2012 also include fees for the required audits of the Company’s internal control over financial reporting. Fees paid for the internal control over financial reporting audits were $271,100 in 2011 and $478,500 in 2012.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. This category includes fees related primarily to accounting consultations and employee benefit plan audits.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance; tax planning and compliance work in connection with acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above; however, there were no such fees in either year.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in fiscal year 2012 and related fees were approved in accordance with the Audit Committee’s policy.

Vote Required for Ratification and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes properly cast on this proposal shall constitute approval of the ratification of the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for 2013. Abstentions and broker non-votes will not have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for 2013.

Related Party Transactions

Since January 1, 2012, neither Rogers nor any of its subsidiaries, has been a participant in any transaction, other than compensation paid for services rendered as an executive officer or director, in which any of its executive officers, directors, 5% shareholders, or any immediate family member of the foregoing, has a material interest.

Policies and Procedures for Approval of Related Party Transactions

Rogers’ Code of Business Conduct and Ethics, which sets forth standards applicable to all directors, officers and employees of Rogers, prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of this Code for a director or an officer may only be granted by the Nominating and Governance Committee of the Board of Directors. Any waiver of this Code that is granted to a director or an officer would be posted on Rogers’ website, or otherwise publicly disclosed, as required by applicable law or the rules and regulations of the New York Stock Exchange. Waivers for other employees must be approved by certain members of senior management.

In addition, to supplement the Code of Business Conduct and Ethics, in May 2012, the Board of Directors adopted a revised Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) the amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) Rogers was, is or will be a participant (even if not necessarily a party); and (iii) a related party has or will have a direct or indirect interest (other than solely being a director or less than 10 percent beneficial owner of another entity).

For purposes of the policy, a related party is one of the following:

•	a member of the Board of Directors;
•	a nominee for the Board of Directors;
•	an executive officer;
•	a person who beneficially owns more than 5% of Rogers’ common stock; or
•	any immediate family member of any of the people listed above.

Under the policy, the Company’s Nominating and Governance Committee is responsible for reviewing the material facts regarding related party transactions that require its approval and either approve or disapprove of Rogers entering into the transaction, subject to certain exceptions (or, in the case of transactions for which advance approval is not feasible, ratify the transaction or, if the Committee determines the transaction not to be appropriate, terminate the transaction). In determining whether to approve or disapprove a related party transaction, the Committee shall consider all relevant facts and circumstances, including the following factors:

•	whether the transaction is on terms no less favorable to Rogers than terms generally available from an unaffiliated third party under the same or similar circumstances;
•	whether the transaction is material to Rogers;
•	the role that the related party has played in arranging the transaction; and
•	the extent of the related party’s interest in the transaction.

No director shall participate in the review of a related party transaction in which he or she is a related party, except that the director shall provide all material information concerning the transaction to the chairperson of the Nominating and Governance Committee or the full Nominating and Governance Committee, as applicable. The chairperson of the Nominating and Governance Committee has the authority to individually pre-approve (as applicable) any related party transaction (except where the chairperson is the related party) in which the aggregate amount involved is expected to be less than $500,000.

Each of the following related party transactions shall generally be considered pre-approved by the Committee, even if the aggregate amount involved exceeds $120,000:

•	executive officer compensation;
•	director compensation;
•	grants of awards to executive officers or directors pursuant to the Company’s incentive compensation plans;
•	certain transactions with other companies;
•	certain Company charitable contributions;

•	transactions where all shareholders receive proportional benefits; and
•	transactions involving competitive bids.

Rogers will disclose the terms of related party transactions in its filings with the Securities and Exchange Commission to the extent required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers’ executive officers and directors, and persons who own more than 10% of Rogers’ capital stock, to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required to furnish Rogers with copies of all reports they file.

Based solely on Rogers’ review of the copies of such forms it has received, and written representations from certain reporting persons, Rogers believes that all of its executive officers and directors, and persons who own more than 10% of Rogers’ capital stock, complied with all Section 16(a) filing requirements applicable to them during Rogers’ fiscal year ended December 31, 2012, except as described in the next sentences. Mr. Hoechner failed to report a transaction for 375 shares of Rogers’ stock on a timely basis. The transaction was reported on Mr. Hoechner's Form 5 year-end report, which was filed on time.

Proposals of Shareholders

Proposals of shareholders intended to be presented at the 2014 Annual Meeting of Shareholders must be received by Rogers on or before November 20, 2013, to be considered for inclusion in Rogers’ proxy statement and form of proxy. In addition, the Company’s Bylaws establish an advance notice procedure for shareholders to present business to be conducted at the Annual Meeting. In order for a shareholder to present a proposal at the 2014 Annual Meeting, although not included in the proxy statement and form of proxy, notice of such proposal must be received by Rogers on or before December 4, 2013, and it must also comply with the other requirements of the Company’s Bylaws. All shareholder proposals or notices of an intention to make a proposal should be marked for the attention of the Office of the Corporate Secretary, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies, including preparing, assembling and mailing the Notice Regarding the Availability of Proxy Materials, proxy statement, proxy card and other proxy materials, except for some costs associated with individual shareholders’ use of the Internet or telephone. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses. In addition, Rogers has retained Eagle Rock Proxy Advisors LLC to assist it in the solicitation of proxies at a cost of approximately $4,000 plus reimbursement of certain expenses.

“Householding” of Proxy Materials

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single Notice Regarding the Availability of Proxy Materials, and, for those who request, a single paper copy of the proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are Rogers’ shareholders will be “householding” proxy materials. A single Notice Regarding the Availability of Proxy Materials and, for those who request, a single paper copy of the proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials, proxy statement and/or annual report, please notify the broker and send a written request to Rogers Corporation, Office of the Corporate Secretary, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188 and Rogers will promptly deliver a separate copy of the proxy statement and annual report to such shareholder. Shareholders who share the same address, who currently receive multiple copies of the Rogers Notice Regarding the Availability of Proxy Materials, proxy statement and annual report and would like to request “householding” of such information should contact their broker or Rogers.

Communications with Members of the Board of Directors

Although the Board of Directors has not formally adopted a process by which shareholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the Board and shareholders. Until such time as the Board may adopt a different set of procedures, any such shareholder communications should be sent to the Board of Directors, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, c/o Vice President and Secretary of the Company. At the present time, all such communications sent by shareholders to the above address will be forwarded to the Lead Director of the Board for consideration.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 3, 2013

This proxy statement and our 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission, are available at http://materials.proxyvote.com/775133

Availability of Certain Documents

Rogers Corporation maintains a website (http://www.rogerscorp.com). Rogers’ Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Related Party Transactions Policy, Audit Committee Charter, Compensation and Organization Committee Charter and Nominating and Governance Committee Charter are each available in a printable format on this website, www.rogerscorp.com/cg/. Rogers Corporation’s website is not incorporated into or a part of this proxy statement.

One Technology Drive
P. O. Box 188
Rogers, Connecticut 06263-0188

PHONE:
860.774.9605

WEBSITE:
http://www.rogerscorp.com

ROGERS CORPORATION
ONE TECHNOLOGY DRIVE
P.O. BOX 188
ROGERS, CT 06263-0188

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 2, 2013 (April 30, 2013 for employee stock purchase plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 2, 2013 (April 30, 2013 for employee stock purchase plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53229-P34081	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROGERS CORPORATION	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends a vote FOR				number(s) of the nominee(s) on the line below.
the following:

1. Election of Directors	☐	☐	☐
Nominees
01)	Michael F. Barry	06)	William E. Mitchell
02)	Charles M. Brennan, III	07)	Robert G. Paul
03)	Bruce D. Hoechner	08)	Peter C. Wallace
04)	Gregory B. Howey
05)	Carol R. Jensen

The Board of Directors recommends a vote FOR proposals 2 and 3.	For	Against	Abstain

2. To vote on a non-binding advisory resolution to approve the executive compensation as disclosed in the accompanying proxy statement
for the meeting.	☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal
year ending December 31, 2013.	☐	☐	☐

For address change/comments, mark here.	☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by dating, signing and returning the proxy card as soon as possible.

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

V	Please detach and mail in the envelope provided only IF you are not voting via telephone or Internet.	V
M53230-P34081

ROGERS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
MAY 3, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints DENNIS M. LOUGHRAN and ROBERT M. SOFFER, and each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on May 3, 2013 at 10:30 a.m., local time, at the Hyatt Harborside Hotel at Logan International Airport, 101 Harborside Drive, Boston, Massachusetts 02128 and any adjournment thereof. The proxies are authorized to vote all shares of stock in accordance with the instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

Address Changes/Comments: _______________________________________________________________________________________________________________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side